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                                                                   EXHIBIT 10.21

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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                   WACHOVIA/PRUDENTIAL FINANCIAL ADVISORS LLC

                        DATED AS OF [____________], 2003

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
ARTICLE 1 DEFINITIONS.............................................................................................1
   Section 1.1.      Defined Terms................................................................................1

ARTICLE 2 FORMATION OF COMPANY...................................................................................10
   Section 2.1.      Formation...................................................................................10
   Section 2.2.      Name; Office; Registered Agent..............................................................10
   Section 2.3.      Purpose and Powers of the Company...........................................................11
   Section 2.4.      Term........................................................................................11
   Section 2.5.      Filings; Qualification in Other Jurisdictions...............................................11
   Section 2.6.      Company Property............................................................................12

ARTICLE 3 CAPITAL CONTRIBUTIONS..................................................................................12
   Section 3.1.      Initial Capital Contributions...............................................................12
   Section 3.2.      Additional Capital Contributions............................................................12
   Section 3.3.      Issuance of Membership Interests; Failure to Make Additional Capital Contributions..........14
   Section 3.4.      Treatment of Retail Brokerage Combination Transactions......................................15
   Section 3.5.      Broker Contribution Debt....................................................................20
   Section 3.6.      Formulas Used For Retail Brokerage Combination Transactions.................................21
   Section 3.7.      Withdrawal of Capital.......................................................................23
   Section 3.8.      Capital Accounts............................................................................23
   Section 3.9.      No Interest.................................................................................24

ARTICLE 4 RIGHTS AND OBLIGATIONS OF MEMBERS......................................................................24
   Section 4.1.      Members.....................................................................................24
   Section 4.2.      No Management or Dissent Rights.............................................................24
   Section 4.3.      Other Activities............................................................................24
   Section 4.4.      No Right to Withdraw........................................................................25
   Section 4.5.      Places of Meetings..........................................................................25
   Section 4.6.      Member Meetings.............................................................................25
   Section 4.7.      Notice of Meetings..........................................................................25
   Section 4.8.      Quorum......................................................................................26
   Section 4.9.      Voting......................................................................................26
   Section 4.10.     Action Without a Meeting; Telephonic Meetings...............................................26
   Section 4.11.     Record Date.................................................................................27
   Section 4.12.     Matters Requiring Member Approval...........................................................27
   Section 4.13.     Reimbursements..............................................................................29
   Section 4.14.     Partition...................................................................................29
   Section 4.15.     Liability...................................................................................29

ARTICLE 5 BOARD OF MANAGERS; OFFICERS;  EXCULPATION; INDEMNITY...................................................29
   Section 5.1.      Board of Managers...........................................................................29
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   Section 5.2.      Removal and Resignation.....................................................................31
   Section 5.3.      Meetings of the Board of Managers...........................................................31
   Section 5.4.      Action Without a Meeting; Telephonic Meetings...............................................32
   Section 5.5.      Chairman of the Board of Managers...........................................................33
   Section 5.6.      Officers; Designation and Election of Officers; Duties......................................33
   Section 5.7.      Initial Business Plan; Budget and Forecast..................................................34
   Section 5.8.      Exculpation and Indemnification.............................................................35
   Section 5.9.      Voting of Shares Held.......................................................................38
   Section 5.10.     Transactions with Affiliates................................................................38

ARTICLE 6 ACCOUNTING, TAX, FISCAL AND LEGAL MATTERS..............................................................39
   Section 6.1.      Fiscal Year.................................................................................39
   Section 6.2.      Bank Accounts...............................................................................39
   Section 6.3.      Books of Account, Tax Matters...............................................................39
   Section 6.4.      Audits; Inspection of Books and Records.....................................................41
   Section 6.5.      Financial Information and Related Matters...................................................42
   Section 6.6.      Tax Election................................................................................42
   Section 6.7.      Auditors....................................................................................42
   Section 6.8.      Regulatory Compliance Liaison...............................................................42

ARTICLE 7 ALLOCATIONS AND DISTRIBUTIONS..........................................................................43
   Section 7.1.      Allocations.................................................................................43
   Section 7.2.      Distributions...............................................................................46

ARTICLE 8 TRANSFERS..............................................................................................47
   Section 8.1.      Restrictions on Transfers; Additional Members...............................................47

ARTICLE 9 DISSOLUTION, LIQUIDATION AND TERMINATION...............................................................49
   Section 9.1.      No Dissolution..............................................................................49
   Section 9.2.      Events Causing Dissolution..................................................................49
   Section 9.3.      Bankruptcy of a Member......................................................................49
   Section 9.4.      Winding Up..................................................................................49
   Section 9.5.      Distribution of Assets......................................................................50
   Section 9.6.      Distributions in Cash or in Kind............................................................50
   Section 9.7.      Claims of the Members.......................................................................51

ARTICLE 10 MISCELLANEOUS.........................................................................................51
   Section 10.1.     Compliance with Formation Agreement.........................................................51
   Section 10.2.     Performance of Obligations; Futher Assurances...............................................51
   Section 10.3.     Amendment or Modification...................................................................51
   Section 10.4.     Waiver......................................................................................51
   Section 10.5.     Entire Agreement............................................................................51
   Section 10.6.     Third Party Beneficiaries...................................................................52
   Section 10.7.     Non-Assignability; Binding Effect...........................................................52
   Section 10.8.     Severability................................................................................52
   Section 10.9.     Injunctive Relief...........................................................................52
   Section 10.10.    Governing Law...............................................................................52
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
   Section 10.11.    Submission to Jurisdiction..................................................................53
   Section 10.12.    Dispute Resolution..........................................................................53
   Section 10.13.    WAIVER OF JURY TRIAL........................................................................53
   Section 10.14.    Notices.....................................................................................53
   Section 10.15.    Counterparts................................................................................55
   Section 10.16.    Interpretation..............................................................................55

                                    SCHEDULES

Schedule 4.1         -    Members, Membership Interests and Percentage Interests

Schedule 5.1         -    Managers

Schedule 5.6         -    Officers

Schedule 5.7         -    Initial Business Plan

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            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

          This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Wachovia/Prudential Financial Advisors LLC, a Delaware limited liability company (the "Company"), is made as of [__________], 2003, by and between the parties hereto, each as members of the Company (each of such parties, for so long as they remain members, and any other Person (as defined in Section 1.1) that may hereafter become a member of the Company in accordance with the provisions of this Agreement, a "Member" and collectively, the "Members").

                                    RECITALS

          A. Pursuant to a Retail Brokerage Company Formation Agreement, dated as of February 19, 2003 (as it may be amended from time to time, the "Formation Agreement"), by and between WACHOVIA CORPORATION, a North Carolina corporation ("Wachovia"), and PRUDENTIAL FINANCIAL, INC., a New Jersey corporation ("Prudential"), the parties thereto agreed to contribute certain assets and liabilities to the Company. Capitalized terms used but not defined in these recitals have the meanings given to them in Section 1.1.

          B. Pursuant to the Formation Agreement, in consideration of their respective contributions, the parties to the Formation Agreement agreed that the Company would initially issue an aggregate number of Membership Interests in the Company equal to 62% of the total Membership Interests to the Initial Wachovia Member, and an aggregate number of Membership Interests in the Company equal to 38% of the total Membership Interests to the Initial Prudential Member.

          C. Wachovia has, as of the date hereof, executed and delivered a guarantee of payment and performance of the obligations of each Wachovia Member from time to time party hereto, and Prudential has, as of the date hereof, executed and delivered a guarantee of payment and performance of the obligations of each Prudential Member from time to time party hereto.

          D. Concurrently with the execution and delivery hereof, the Closing contemplated by the Formation Agreement has been consummated.

                                    ARTICLE 1

                                   DEFINITIONS

          Section 1.1. Defined Terms. In this Agreement, except where the context otherwise requires:

          "Acquired Retail Brokerage Business" shall have the meaning set forth in the Formation Agreement.

          "Act" shall mean the Delaware Limited Liability Company Act, 6 Del.C.
Section 8-101, et seq., as amended from time to time.

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          "Acting Combining Member" shall mean a Member designated by a
Combining Member to make all elections on behalf of the Affiliated Members of such Combining Member.

          "Acting Non-Combining Member" shall mean a Member designated by a Non-Combining Member to make all elections on behalf of the Affiliated Members of such Non-Combining Member.

          "Additional Capital Contribution" shall have the meaning set forth in
Section 3.2(b).

          "Additional Member" and "Additional Members" shall have the respective meanings set forth in Section 8.1(a).

          "Affiliate" shall have the meaning set forth in the Formation Agreement, and "Affiliated" and "Affiliation" shall have a correlative meaning.

          "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement, as it may be amended or otherwise modified from time to time.

          "Appraised Value" shall have the meaning set forth in the Formation Agreement, but shall not include any of the provisos thereto.

          "Board of Managers" shall have the meaning set forth in Section
5.1(a).

          "Broker Contribution Date" shall have the meaning set forth in Section 3.4(c).

          "Broker Contribution Debt" shall mean indebtedness for borrowed money in an aggregate amount equal to the amount determined by applying the formula set forth in Section 3.6(b).

          "Business" shall mean the retail securities brokerage business, including correspondent clearing and settlement activities, however conducted, including electronic, direct and discount securities brokerage activities, and, for clarity, shall include all businesses included in the Contributed Businesses (as defined in the Formation Agreement) and exclude all businesses included in the Excluded Businesses (as defined in the Formation Agreement) as of the date of the Formation Agreement.

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Charlotte, North Carolina or New York, New York are authorized or obligated by law or executive order to close.

          "Capital Account" shall have the meaning set forth in Section 3.8.

          "Capital Contributions" shall mean contributions to the capital of the Company pursuant to Article 3.

          "Carrying Value" shall mean, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except that the Carrying Value of all

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assets may be adjusted to equal their fair market values, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to: (i) the date of the acquisition of any additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; or (ii) the date of the distribution of more than a de minimis amount of assets (other than a pro rata distribution) to a Member. The Carrying Value of any asset of the Company distributed to any Member will be adjusted immediately prior to such distribution to equal its fair market value. The Carrying Value of any asset contributed by any Member (including upon formation of the Company) will be adjusted immediately prior to such contribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value will be adjusted by the amount of depreciation calculated for purposes of the definition of "Profit" and "Loss" rather than the amount of depreciation calculated for federal income tax purposes. Assets of the Company, as used herein, shall include both tangible and intangible assets.

          "Certificate" shall have the meaning set forth in Section 2.1(a).

          "Change in Tax Effect" means that the Acting Combining Member shall have received an opinion of nationally recognized outside tax counsel experienced in such matters, which counsel shall be Simpson Thacher & Bartlett or Debevoise & Plimpton or such other counsel reasonably acceptable to the Acting Non-Combining Member (with copies provided to the Company and to the Acting Non-Combining Member), to the effect that, as a result of (i) any amendment to, change in or announced prospective change in, the laws (or regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws (or regulations), there is more than an insubstantial risk that the Combining Member will be required to recognize gain for United States federal income tax purposes on the contribution of the Acquired Retail Brokerage Business to the Company, or to incur any other material and adverse consequences under the United States federal income tax laws in connection with a proposed Leveraged Contribution or Lookback Leveraged True-Up.

          "Closing" shall have the meaning set forth in the Formation Agreement.

          "Closing Date" shall have the meaning set forth in the Formation Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law), including effective date and transition rules (whether or not codified).

          "Combining Member" shall mean any Member that is the Combining Party (as defined in the Formation Agreement) or an Affiliate of the Combining Party, as contemplated by Section 8.3 of the Formation Agreement.

          "Company" shall have the meaning set forth in the preamble hereto.

          "Company Leveraged Contribution" shall have the meaning set forth in
Section 3.4(b).

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          "Designated Combining Member" shall mean one or more Members designated by the Acting Combining Member to make an Additional Capital Contribution, incur the Broker Contribution Debt, receive Membership Interests and/or take such other actions as are specified in Section 3.4 (or one or more Permitted Transferees of the Acting Combining Member designated by it to make such Additional Capital Contribution, incur such Broker Contribution Debt, receive such Membership Interests and/or take such other actions).

          "Designated Non-Combining Member" shall mean one or more Members designated by the Acting Non-Combining Member to make an Additional Capital Contribution or other payment, receive Membership Interests and/or take such other actions as are specified in Section 3.4 (or one or more Permitted Transferees of the Acting Non-Combining Member which are designated by it to make such Additional Capital Contribution or other payment, receive such Membership Interests and/or take such other actions).

          "Disposition Transaction" shall mean any sale, lease or other disposition (including by way of disposition or issuance to any third party of any equity interests in any Subsidiary of the Company) of, or any termination and liquidation, dissolution, winding-up or similar event affecting, assets of the Company or any Subsidiary of the Company or any equity investment by a Person not Affiliated with a Member (and other than a Subsidiary of the Company) in any Subsidiary of the Company.

          "Distributable Cash" shall have the meaning set forth in Section
7.2(a).

          "Excess Membership Interests" shall have the meaning set forth in
Section 4.9(a).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exculpated Person" shall have the meaning set forth in Section
5.8(a).

          "FA Notes" shall mean notes issued prior to the Closing by an employee employed in the Contributed Businesses (as defined in the Formation Agreement) to Wachovia, Prudential, or any of their Subsidiaries, which are payable in full to the holder thereof upon termination of such employee's employment.

          "Final Closing Balance Sheet" shall have the meaning set forth in the Formation Agreement.

          "Formation Agreement" shall have the meaning set forth in the recitals hereto.

          "Indemnified Person" shall have the meaning set forth in Section
5.8(b).

          "Initial Wachovia Member" shall mean [Wachovia Brokerage Holdings LLC], a Delaware limited liability company.

          "Initial Prudential Member" shall mean Prudential Securities Incorporated, a Delaware corporation.

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          "Initial Tax Matters Member" shall mean the Initial Wachovia Member.

          "Integration Period" shall mean the period from the Closing Date to the earlier to occur of (i) the second anniversary of the Closing Date or (ii) the date on which the platform of Wachovia Securities (as defined in the Formation Agreement) with respect to the Wachovia Contributed Business (as defined in the Formation Agreement) and the platform of Prudential Securities (as defined in the Formation Agreement) with respect to the Prudential Contributed Business (as defined in the Formation Agreement) are integrated and operating as a single platform.

          "IRS" shall mean the United States Internal Revenue Service.

          "Large Retail Broker" shall have the meaning set forth in the Formation Agreement.

          "Large Retail Brokerage Combination" shall have the meaning set forth in the Formation Agreement.

          "Leveraged Contribution" shall have the meaning set forth in Section 3.4(b).

          "Liquidating Agent" shall have the meaning set forth in Section
9.4(a).

          "Lookback Leveraged True-Up" shall have the meaning set forth in
Section 3.4(e).

          "Lookback Option" shall have the meaning set forth in Section 3.4(b).

          "Lookback Period" shall have the meaning set forth in Section 3.4(b).

          "Major Tax Item" shall have the meaning set forth in Section 6.3(e).

          "Manager" shall have the meaning set forth in Section 5.1(a).

          "Member" and "Members" shall have the respective meanings set forth in the preamble hereto.

          "Member-Incurred Costs" shall have the meaning set forth in Section 3.2(e).

          "Member Leveraged Contribution" shall have the meaning set forth in
Section 3.4(b).

          "Membership Interest" and "Membership Interests" shall mean the limited liability company interest(s) of a Member in the Company, as set forth opposite such Member's name on Schedule 4.1 hereto from time to time, including such Member's share of the Profits and Losses of the Company, and also the right of such Member to any and all of the benefits to which such Member may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the provisions of this Agreement and of the Act. The Company may issue whole or fractional Membership Interests.

                                        5

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          "Non-Combining Member" shall mean any Member that is the Non-Combining
Party (as defined in the Formation Agreement) or an Affiliate of the Non-Combining Party, as contemplated in Section 8.3 of the Formation Agreement.

          "Non-De Minimis Disposition Transaction" shall mean any Disposition Transaction with respect to businesses, assets or Subsidiaries of the Company or its Subsidiaries that in the aggregate generated more than 5% of the Company's consolidated revenues during the prior fiscal year (or, in the case of a Disposition Transaction occurring during the fiscal year in which the Closing occurred, 5% of the Company's consolidated revenues on a pro forma basis for the calendar year preceding such fiscal year).

          "One Time Costs" shall have the meaning set forth in the Formation Agreement.

          "Percentage Interest" shall mean, with respect to a Member at any time, the quotient expressed as a percentage obtained by dividing (x) the number of Membership Interests owned by such Member at such time by (y) the number of Membership Interests owned by all Members at such time.

          "Permitted Transferee" shall have the meaning set forth in the Formation Agreement.

          "Person" shall have the meaning set forth in the Formation Agreement.

          "Proceeding" shall have the meaning set forth in Section 5.8(d).

          "Profit" and "Loss" shall mean, for each Tax Year or other period, an amount equal to the taxable income or loss of the Company for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) will be included in taxable income or loss) and with the accounting method used by the Company for federal income tax purposes, with the following adjustments:

          (i) any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profit or Loss will be added to such taxable income or loss;

          (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss will be subtracted from such taxable income or loss;

          (iii) if the Carrying Value of any asset of the Company differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset will be calculated with reference to such Carrying Value;

          (iv) upon an adjustment to the Carrying Value of any asset of the Company (other than an adjustment in respect of depreciation) pursuant to the definition of

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     Carrying Value, the amount of the adjustment will be included as gain or loss in computing such taxable income or loss;

          (v) if the Carrying Value of any asset of the Company differs from its adjusted tax basis for federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset will for purposes of determining Profit and Loss be an amount which bears the same ratio to such Carrying Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis; and

          (vi) notwithstanding any other provision of this definition, any items of income, gain, loss or deduction that are specially allocated pursuant to Section 7.1(c) will not be taken into account in computing Profit or Loss.

          "Prudential" shall have the meaning set forth in the recitals hereto.

          "Prudential Member" shall have the meaning set forth in the Formation Agreement.

          "Prudential Permitted Transferee" shall have the meaning set forth in the Formation Agreement.

          "Put/Call Exercise Notice" shall have the meaning set forth in the Formation Agreement.

          "Requisite Membership Interests" shall mean:

          (i) for so long as the Members consist solely of Wachovia Members and Prudential Members, both (A) Membership Interests of the Wachovia Members representing a majority of the aggregate number of Membership Interests of all of the Wachovia Members and (B) Membership Interests of the Prudential Members representing a majority of the aggregate number of Membership Interests of all of the Prudential Members; and

          (ii) after the admission of any Third Party Member:

                (A) with respect to any matter as to which Members have a right to vote or consent pursuant to this Agreement or the Act, other than the approval of any amendment or waiver of any provision of this Agreement described in clauses (B), (C), (D) or (F) through below, Membership Interests of Members whose Percentage Interests aggregate to at least 80%;

                (B) with respect to the decision of the Members to dissolve the Company in accordance with Section 9.2 or the approval of any amendment or waiver to the dissolution provisions of Section 9.2, Membership Interests of Members whose Percentage Interests aggregate to at least 80%;

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                (C) with respect to the approval of any amendment or waiver of the provisions of Article 3, the Member consent rights set forth in
          Section 4.12, the exculpation and indemnification provisions in
          Section 5.8 in any manner materially adverse to the Members and their Affiliates, or the allocation and distribution provisions of Article 7 or Section 9.5(a)(or any definitions set forth in this Section 1.1 to the extent applied in such Sections), Membership Interests of Members whose Percentage Interests aggregate to at least 95%;

                (D) with respect to the approval of any amendment or waiver of
          Section 10.3 (other than the proviso thereof) or the first sentence of
          Section 10.4 (or this definition of "Requisite Membership Interests"), Membership Interests of Members whose Percentage Interests aggregate to at least 95%;

                (E) with respect to the approval of any amendment or waiver of any provision of this Agreement to establish any new class of Membership Interests or to cause the rights and preferences of the Membership Interests to not be equal (except as expressly provided in this Agreement as of the date hereof), Membership Interests of Members whose Percentage Interests aggregate to at least 95%;

                (F) with respect to the approval of any amendment or waiver of
          Section 6.6 or any other provision of this Agreement that would result in the Company becoming subject to U.S. federal income tax as a corporation, Membership Interests of Members whose Percentage Interests aggregate to at least 95%; and

                (G) with respect to the approval of the amendment or waiver of any other provision of this Agreement (other than as specified above), Membership Interests of Members whose Percentage Interests aggregate to more than 50%.

     For purposes of this definition, "Membership Interests" (and the Percentage Interests related thereto) shall not include any Excess Membership Interests.

          "Retail Brokerage Combination Transaction" shall have the meaning set forth in the Formation Agreement.

          "Signing Review Accountants" shall have the meaning set forth in
Section 6.3(b).

          "Subsidiary" shall have the meaning set forth in the Formation Agreement.

          "Tax Dispute Resolution Procedure" shall mean the submission of any disputed tax item to the Signing Review Accountants, who shall make a binding determination with respect to such tax item. Such determination shall be accompanied by a written legal analysis upon which such determination shall be based, concluding that it is at least more likely than not that the treatment of the tax item as determined by the Signing Review Accountants is correct. If more than one potential determination with respect to the same tax item could satisfy the requirement of the preceding sentence, the determination of the Signing Review Accountants shall adopt the treatment supported by the highest level of substantive legal comfort. Notwithstanding the foregoing, if (in the judgment of the Signing Review Accountants) the treatment of any tax item would have a significant economic effect on only one Member (or one

Member and its Affiliates), the affected Member's position shall prevail if the Signing Review Accountants determine that there is a reasonable basis for such position.

          "Tax Matters Member" shall have the meaning set forth in Section
6.3(f).

          "Tax Year" shall mean (i) the fiscal year of the Company determined pursuant to Section 6.1 or (ii) if after the date of this Agreement, the taxable year is required by the Code to be a period other than the period described in clause (i), then each 12-month period that is the taxable year of the Company determined in accordance with the requirements of the Code; provided that in the case of a dissolution, Tax Year means the period from the day after the end of the most recently ended Tax Year until the dissolution of the Company, and for purposes of making allocations of Profit and Loss, Tax Year means any portion of a taxable year of the Company to the extent required to comply with Section 706 of the Code.

          "Third Party Member" shall mean an Additional Member that is not a Wachovia Member or a Prudential Member or any of their respective Permitted Transferees.

          "Transfer" shall mean a transfer, sale, assignment, pledge, hypothecation or gift of, creation of a security interest in or encumbrance or other lien on, or any other disposal (whether or not voluntary) of, any Membership Interest or beneficial interest therein.

          "Transaction Documents" shall have the meaning set forth in the Formation Agreement.

          "Treasury Regulations" shall have the meaning set forth in the Formation Agreement.

          "Uncalled One Time Cost Amount" shall have the meaning set forth in
Section 3.2(d).

          "Unleveraged Contribution" shall have the meaning set forth in Section 3.4(b).

          "Wachovia" shall have the meaning set forth in the recitals hereto.

          "Wachovia/Company Master Agreement" shall have the meaning set forth in the Formation Agreement.

          "Wachovia Member" shall have the meaning set forth in the Formation Agreement.

          "Wachovia Permitted Transferee" shall have the meaning set forth in the Formation Agreement.

                                    ARTICLE 2

                              FORMATION OF COMPANY

          Section 2.1.     Formation.

          (a) The Members hereby acknowledge the formation of the Company as a limited liability company under and pursuant to the Act pursuant to the Certificate of Formation of the Company (the "Certificate"), dated [________], 2003.

          (b) The Company shall have one class of Membership Interests, which shall have equal rights and preferences in the assets of the Company except as otherwise expressly provided herein. A Membership Interest shall for all purposes be personal property. All Membership Interests in the Company are securities governed by Article 8 of the Uniform Commercial Code, as provided in
Section 8-103(c) of the Uniform Commerical Code, as in effect from time to time in the State of Delaware.

          (c) Upon the execution and delivery of this Agreement or a counterpart to this Agreement and a written agreement to be bound by the terms of the Formation Agreement applicable to it, each of the Persons named as a Member on
Schedule 4.1 shall be admitted as a Member of the Company with a number of Membership Interests representing the Percentage Interests set forth on Schedule
4.1 hereto, with effect as of the date hereof. The Board of Managers may update
Schedule 4.1 to reflect any changes in the Members, Membership Interests and Percentage Interests of the Members in accordance with the terms of this Agreement.

          (d) The Members intend for the contributions to the Company by the Initial Wachovia Member and the Initial Prudential Member of the cash and other assets and liabilities specified in the Formation Agreement, and the admission of the Initial Wachovia Member and the Initial Prudential Member as Members on the date hereof, to be treated for federal income tax purposes as a contribution to the Company by the Initial Wachovia Member and the Initial Prudential Member of 62% and 38%, respectively, of the Company's assets. The Initial Wachovia Member and the Initial Prudential Member each hereby acknowledges the receipt on the date hereof of 620 Membership Interests and 380 Membership Interests, respectively.

          (e) The rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

          (f) This Agreement amends, restates and supersedes in its entirety the Limited Liability Company Agreement of the Company, dated as of [________], 2003.

          Section 2.2.     Name; Office; Registered Agent.

          (a) The name of the Company as of the date hereof is "Wachovia/Prudential Financial Advisors LLC", and its business shall be carried on in this name with such variations and changes as the Board of Managers deem necessary or appropriate in order to comply with requirements of the jurisdictions in which the Company's operations are conducted. The Board of Managers shall have the power at any time to change the name of the Company at its sole discretion; provided, however, that prior to the end of the Integration Period, no such variation or change shall be made if it would result in the Company operating under a name that does not include "Wachovia/Prudential", unless such variation or change shall have been unanimously approved by the Board of Managers.

          (b) The principal place of business of the Company shall be located in Richmond, Virginia, which location may be changed at any time by the Board of Managers. The Company shall also have additional offices as shall be determined, from time to time, by the Board of Managers. The Company's registered agent and office in Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19807. At any time, the Board of Managers may designate another registered agent and/or registered office.

          Section 2.3.     Purpose and Powers of the Company.

          (a) The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging directly, or through its Subsidiaries, in the Business, without geographic restriction of any kind, and in any and all activities necessary, desirable or incidental thereto. In addition, subject to Section 4.12, the Company may engage in such other businesses as the Board of Managers may determine.

          (b) Subject to any specific limitation set forth in this Agreement, the Company shall have the power and authority to take any and all actions that limited liability companies may take under the Act and that are necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in this Section 2.3.

          (c) The Company shall do all things necessary to maintain its limited liability company existence separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Board of Managers and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person.

          Section 2.4. Term. The term of the Company shall have commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue in full force and effect in perpetuity; provided that the Company may be dissolved in accordance with the provisions of this Agreement and the Act.

          Section 2.5. Filings; Qualification in Other Jurisdictions. The Company shall prepare, following the execution and delivery of this Agreement, any documents required to be filed or, in the Board of Managers' view, appropriate for filing under the Act, and the Company shall cause each such document to be filed in accordance with the Act, and, to the extent required by federal, state, local or foreign law, to be filed and recorded, and/or notice thereof to be published, in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board of Managers may cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business where the Company is not currently so qualified, formed or registered. Each Manager and officer of the Company, as an authorized person within the meaning of the Act, shall execute, deliver and file any such documents (and any amendments and/or restatements thereof) necessary for the Company to accomplish the foregoing. The Board of Managers may appoint any other authorized persons to execute, deliver and file any such documents.

          Section 2.6. Company Property. All property of the Company, both tangible and intangible, shall be deemed to be owned by the Company as an entity. A Member has no interest in specific Company property.

                                    ARTICLE 3

                              CAPITAL CONTRIBUTIONS

          Section 3.1. Initial Capital Contributions. The Company hereby acknowledges the receipt of contributed capital pursuant to the transactions described in the Formation Agreement.

          Section 3.2.     Additional Capital Contributions.

          (a) No Member shall be required or permitted to make any additional Capital Contributions to the Company except as provided in this Article 3.

          (b) Members may, in the case of clause (i) below, and shall, in the case of clauses (ii), (iii) and (iv) below, from time to time make additional Capital Contributions to the Company (each, an "Additional Capital Contribution"):

              (i) at such time and in such amounts as the Board of Managers may determine to offer to the Members;

             (ii) in connection with the contribution of an Acquired Retail Brokerage Business in accordance with Section 3.4;

            (iii) in connection with the payment and satisfaction of One Time Costs to the extent described in Section 3.2(d) below; and

             (iv) in connection with a deemed Capital Contribution in accordance with Section 7.2(a)(ii)(B).

          (c) If the Board of Managers determines that the Members shall be offered the opportunity to make Additional Capital Contributions in accordance with Section 3.2(b)(i), the Board of Managers shall offer to the Members by written notice the opportunity to make Additional Capital Contributions pro rata in proportion to their Percentage Interests immediately prior to the time of contribution in order to maintain their respective Percentage Interests. Each Member shall have 15 Business Days following delivery of such notice to notify the Board of Managers in writing of its decision whether or not to make such Additional Capital Contribution, in whole or in part. Thereafter, the Board of Managers shall notify each Member of the amount of its required Additional Capital Contribution and the date such Additional Capital Contribution shall be due. The election by any Member not to exercise its rights under this Section 3.2(c) to make an Additional Capital Contribution in any one instance shall not affect its rights as to any subsequent proposed Additional Capital Contribution.

          (d) The Board of Managers shall from time to time determine the amount of One Time Costs (the "Uncalled One Time Cost Amount") that (x) the Company has actually incurred for which no Capital Contribution has been previously made by the Members and (y) the Board of Managers estimates in good faith that the Company will incur in the next 60 days. Upon identifying such Uncalled One Time Cost Amounts, the Board of Managers shall call on each Member to make an Additional Capital Contribution in the amount of the Uncalled One Time Cost Amount multiplied by such Member's Percentage Interest as of the date of such notice by delivering a notice to each Member, which notice shall identify the relevant One Time Costs and the Uncalled One Time Cost Amount. Each Member shall pay its share of such Uncalled One Time Cost Amount within 15 Business Days following delivery of such written notice, by wire transfer of immediately available funds to a bank account identified by the Company in such written notice. If at any time the Board determines that it has made calls in respect of One Time Costs in excess of actual One Time Costs, and it is unlikely that any additional One Time Costs will be incurred or required in the next 90 days, the Company shall return the excess amount to the Members by redeeming and cancelling a number of Membership Interests issued in respect thereof equitably in proportion to the Capital Contributions actually made by each such Member with respect to such Uncalled One Time Cost Amounts.

          (e) If at any time a Member has incurred any One Time Costs ("Member-Incurred Costs") which were not otherwise reimbursed pursuant to this
Section 3.2(e), the Member shall submit to the Company (with a copy to each of the other Members) an itemized schedule of such Member-Incurred Costs together with such supporting detail as the Company may reasonably request. Within 15 Business Days after receipt of such schedule and supporting detail, the Company shall reimburse such Member for such Member-Incurred Costs by wire transfer of immediately available funds to a bank account designated by such Member. Following such payment, the amount of such Member-Incurred Costs shall be treated as an Uncalled One Time Cost Amount and shall be subject to the Capital Contribution provisions of Section 3.2(d).

          (f) Additional Capital Contributions shall be made (i) in the case of
Section 3.2(b)(i) or (iii), in cash or, with the approval of the Board of Managers, in assets or other properties and (ii) in the case of Section 3.2(b)(ii), through the contribution of either assets or equity interests in an entity that is disregarded for federal income tax purposes (or such other equity interests that the Non-Combining Member may agree to be so contributed) of the relevant Acquired Retail Brokerage Business or, in the case of the Non-Combining Member, in cash as provided in Section 3.4. Except as otherwise provided in
Section 3.4, the value of all properties and assets contributed to the Company shall be determined as of the date of contribution in accordance with Section 3.2(g).

          (g) The "fair market value" of any non-cash Additional Capital Contributions (other than with respect to an Acquired Retail Brokerage Business) to be valued pursuant to this Section 3.2(g) shall be the price that an unrelated third party would pay if it were to acquire in an arm's-length transaction the property proposed to be so valued as determined by the unanimous vote of the Board of Managers in accordance with this Section 3.2(g). The Managers shall attempt in good faith to agree on any such fair market value and on the Appraised Value of the

Company whenever required for purposes of Section 3.3 (and, when acting for such purpose, the Board of Managers shall be deemed to be the "Appraiser" referred to in the definition of "Appraised Value"). If the Managers shall have failed to agree upon any such fair market value within 30 days after any such non-cash Additional Capital Contribution is proposed to be made, such fair market value and/or Appraised Value shall be determined by a nationally recognized independent investment banking firm selected by the Board of Managers (with the approval of at least one Manager appointed by the Prudential Members) and such determination shall be accepted and adopted as the unanimous determination of the Board of Managers.

          Section 3.3. Issuance of Membership Interests; Failure to Make Additional Capital Contributions.

          (a) Except as provided in Section 3.4, whenever Additional Capital Contributions are made, each Member making such Additional Capital Contribution shall be issued a number of additional Membership Interests equal to:

                (A / B) * C

where:

                A = the amount of cash comprising such Additional Capital Contribution plus the fair market value of any non-cash Additional Capital Contribution determined in accordance with
                Section 3.2(g)

                B = the Appraised Value of the Company immediately prior to the contribution of such Additional Capital Contribution, as determined in accordance with Section 3.2(g)

                C = the total number of Membership Interests outstanding immediately prior to such Additional Capital Contribution (assuming that all contributions are made by all Members simultaneously with respect to such Additional Capital Contribution).

          (b) If any Member (i) fails to contribute to the Company all or any portion of an Additional Capital Contribution agreed upon or required to be made by such Member in accordance with Section 3.2(b)(i) or (iii) within 10 Business Days after the date scheduled for such Additional Capital Contribution, or (ii) elects not to exercise its rights in full to make an Additional Capital Contribution pursuant to Section 3.2(c) within the 15 Business Day period referred to therein, then in any such case the other Members shall be entitled to make such Additional Capital Contribution (ratably in accordance with their respective Percentage Interests), and each Member making such Additional Capital Contribution shall be issued a number of additional Membership Interests in accordance with Section 3.3(a).

          (c) The Company shall not issue new Membership Interests to any Third Party unless such Interests shall have been offered to the existing Members. Any such Membership Interests not subscribed by the then-current Members shall be offered to the remaining Members in accordance with their relative Percentage Interests. Such unsubscribed Membership Interests may be offered by the Company only if the Members shall not have first subscribed therefor in accordance with this Section and any applicable approvals set forth in Section 4.12(a)(iv) shall have been obtained.

          Section 3.4.     Treatment of Retail Brokerage Combination
Transactions.

          (a) Generally. As contemplated by Section 8.3 of the Formation Agreement in connection with a Retail Brokerage Combination Transaction, the Members shall take the actions specified in this Section 3.4 in connection with the contribution of an Acquired Retail Brokerage Business to the Company.

          (b) Elections and Notices.

                (i) On or before the 20th Business Day following the receipt of the notice provided by the Combining Party to the Non-Combining Party (each as defined in the Formation Agreement) with respect to a Retail Brokerage Combination Transaction pursuant to Section 8.3(c)(i) of the Formation Agreement (or such later date as is set forth in the proviso to Section 8.3(c)(ii) of the Formation Agreement), unless (x) the Non-Combining Member has delivered a Put/Call Exercise Notice pursuant to
     Section 9.3 of the Formation Agreement, or (y) the Combining Member has notified the Company and the Non-Combining Member that the Acquired Retail Brokerage Business is an Excludible Retail Brokerage Business (as defined in the Formation Agreement) and the Company and the Non-Combining Member have not consented to the contribution of such Excludible Retail Brokerage Business to the Company, the Acting Non-Combining Member shall deliver a notice to the Company and the Combining Members in which the Acting Non-Combining Member shall state its election to:

                           (A) cause the Designated Non-Combining Member to make either an Additional Capital Contribution to the Company or a payment to the Designated Combining Member pursuant to Section 3.4(d)(i) or (ii), as applicable (depending upon whether the Acting Combining Member elects to make a Leveraged Contribution or an Unleveraged Contribution of the Acquired Retail Brokerage Business);

                           (B) make no such Additional Capital Contribution or payment, in which case the aggregate Percentage Interests of the Non-Combining Members will be reduced as a result of the contribution of such Acquired Retail Brokerage Business and the issuance of additional Membership Interests to the Designated Combining Member pursuant to Section 3.4(c);

                           (C) in the event the Retail Brokerage Combination Transaction is scheduled to be consummated prior to the end of the Integration Period, cause the Designated Combining Member to delay the contribution of the Acquired Retail Brokerage Business until the end of the Integration Period; or

                           (D) in the case of a Large Retail Brokerage
     Combination, exercise an option (the "Lookback Option") to delay its election among the foregoing alternatives for a period (the "Lookback Period") of two years following the Broker Contribution Date.

     If no such notice is delivered by the date specified above, the Acting Non-Combining Member shall be deemed to have elected clause (B).

                (ii) In the event the Acting Non-Combining Member makes the election specified in clause (i)(A) above, within 20 Business Days after such election by the Acting Non-Combining Member (and in any case at least five Business Days prior to the consummation of the Retail Brokerage Combination Transaction) the Acting Combining Member shall deliver a notice to the Company and the Non-Combining Members, in which the Acting Combining Member shall state its election to:

                           (A) cause the Designated Combining Member to contribute the Acquired Retail Brokerage Business to the Company on a leveraged basis (a "Leveraged Contribution") pursuant to Section 3.4(c) and either (1) incur the Broker Contribution Debt itself (a "Member Leveraged Contribution") or (2) cause the Company to incur the Broker Contribution Debt (a "Company Leveraged Contribution"); or

                           (B) cause the Designated Combining Member to contribute the Acquired Retail Brokerage Business to the Company pursuant to Section 3.4(c) without the incurrence by either the Combining Members or the Company of any Broker Contribution Debt (an "Unleveraged Contribution").

                (iii) If the Acting Non-Combining Member makes the election set forth in Section 3.4(b)(i)(C) above, on or before the 90th day prior to the end of the Integration Period, the Acting Non-Combining Member shall deliver a notice to the Company and the Combining Members in which the Acting Non-Combining Member shall state its election to:

                           (A) cause the Designated Non-Combining Member to make either an Additional Capital Contribution to the Company or a payment to the Designated Combining Member pursuant to Section 3.4(d)(i) or
          (ii), as applicable (depending upon whether the Acting Combining Member elects to make a Leveraged Contribution or an Unleveraged Contribution of the Acquired Retail Brokerage Business pursuant to
          Section 3.4(c)); or

                           (B) make no such Additional Capital Contribution or payment, in which case the aggregate Percentage Interests of the Non-Combining Members will be reduced as a result of the contribution of such Acquired Retail Brokerage Business and the issuance of additional Membership Interests to the Combining Members pursuant to
          Section 3.4(c).

     If no such notice is delivered by the date specified above, the Acting Non-Combining Member shall be deemed to have elected clause (B).

                (iv) If the Acting Non-Combining Member makes the election specified in Section 3.4(b)(i)(D) above, on or before the 90th day prior to the end of the Lookback Period, the Acting Non-Combining Member shall deliver a notice to the Company and the Combining Members in which the Acting Non-Combining Member shall state its election to:

                           (A) cause the Designated Non-Combining Member to make either an Additional Capital Contribution to the Company or a payment to the Designated Combining Member pursuant to Section 3.4(e)(ii),
          (iii) or (iv), as applicable (depending upon whether the Acting Combining Member elects to make a Lookback Leveraged True-Up pursuant to Section 3.4(e)(i));

                           (B) make no such Additional Capital Contribution or payment, in which case the aggregate Percentage Interests of the Non-Combining Members will remain at their then-current diluted level; or

                           (C) if the Acting Non-Combining Member is a Prudential Member, deliver a Put/Call Exercise Notice in accordance with Section 9.3 of the Formation Agreement with respect to the Large Retail Brokerage Combination subject to the Lookback Option.

     If no such notice is delivered by the date specified above, the Acting Non-Combining Member shall be deemed to have elected clause (B).

          (c) Contribution of Acquired Retail Brokerage Business by Combining Member. On the date of consummation of a Retail Brokerage Combination Transaction or as soon thereafter as practicable:

                (i) The Designated Combining Member shall contribute, or cause to be contributed, the Acquired Retail Brokerage Business to the Company (the date of such contribution, the "Broker Contribution Date"); and

                (ii) The Company shall issue an aggregate number of Membership Interests as calculated pursuant to Section 3.6(a) to the Designated Combining Member and shall comply with Section 3.5 with respect to the Broker Contribution Debt, if applicable.

Notwithstanding the foregoing, in the event the Acting Non-Combining Member makes the election set forth in Section 3.4(b)(i)(C), the Combining Members shall, in accordance with the Non-Combining Member's election, delay the contribution of the Acquired Retail Brokerage Business and retain the Acquired Retail Brokerage Business outside of the Company and its Subsidiaries until the Integration Period has elapsed, and within 20 Business Days after such election by the Acting Non-Combining Member (and in any case at least five Business Days prior to the consummation of the Retail Brokerage Combination Transaction) the Acting Combining Member shall deliver a notice to the Company and the Non-Combining Members of its election pursuant to Section 3.4(b)(ii). In such circumstances, the Combining Members shall not be in violation of this Article 3 or Section 8.3 of the Formation Agreement during the Integration Period.

          (d) Additional Capital Contribution or Payment by Designated Non-Combining Member. On the Broker Contribution Date, in the event the Acting Non-Combining Member made the election set forth in clause Section 3.4(b)(i)(A) or Section 3.4(b)(iii)(A), as the case may be, the Designated Non-Combining Member shall take one of the following actions:

                (i) Contribution to the Company. In a Leveraged Contribution, (A) make an Additional Capital Contribution to the Company in cash by wire transfer of immediately available funds in an aggregate amount as calculated by Section 3.6(b) (or such lesser amount as the Acting Non-Combining Member determines in its sole discretion), in exchange for which (B) the Company shall issue to the Designated Non-Combining Member an aggregate number of Membership Interests as calculated pursuant to Section 3.6(c) and comply with Section 3.5 with respect to the Broker Contribution Debt; or

                (ii) Payment to the Designated Combining Member. In an Unleveraged Contribution, (A) make a payment to the Designated Combining Member in cash by wire transfer of immediately available funds in an aggregate amount as calculated pursuant to Section 3.6(b) (or such lesser amount as the Acting Non-Combining Member determines in its sole discretion), in exchange for which (B) such Designated Combining Member shall assign and deliver to the Designated Non-Combining Member an aggregate number of Membership Interests as calculated in Section 3.6(c).

          (e) Events Upon Lookback Option. If the Acting Non-Combining Member exercises its Lookback Option, (i) the Designated Combining Member nevertheless shall contribute, or shall cause the contribution of, the Large Retail Broker to the Company pursuant to an Unleveraged Contribution, in exchange for which (ii) the Company shall issue the Membership Interests to the Designated Combining Member as of the Broker Contribution Date in accordance with Section 3.4(c) as if the Acting Non-Combining Member elected to take no action as described in
Section 3.4(b)(i)(B). Thereafter, if the Acting Non-Combining Member makes the election referred to in Section 3.4(b)(iv)(A), the Members shall take the following actions:

                (i)        Election by Acting Combining Member to Incur Debt.
     Within 20 Business Days after such election by the Acting Non-Combining Member, the Acting Combining Member shall deliver a notice to the Company and the Acting Non-Combining Member stating its election whether or not to cause the Company to incur Broker Contribution Debt at the end of the Lookback Period in connection with the Designated Non-Combining Member's Additional Capital Contribution (a "Lookback Leveraged True-Up");

                (ii) Issuance of Membership Interests. If the Acting Combining Member elects to effect a Lookback Leveraged True-Up, (A) the Designated Non-Combining Member shall, at the end of the Lookback Period, make an Additional Capital Contribution to the Company in cash by wire transfer of immediately available funds in an aggregate amount as calculated pursuant to Section 3.6(b) (or such lesser amount as the Acting Non-Combining Member determines in its sole discretion), in exchange for which (B) the Company shall issue to the Designated Non-Combining Member an aggregate number of Membership Interests as calculated pursuant to Section 3.6(c). In addition, the Company shall incur the Broker Contribution Debt, distribute the proceeds therefrom in accordance with Section 3.5(c) and otherwise comply with the other provisions of Section 3.5 with respect thereto;

                (iii) Payment to the Designated Combining Member. If the Acting Combining Member does not elect to effect a Lookback Leveraged True-Up, (A) the Designated Non-Combining Member shall make a payment to the Designated Combining Member in cash by wire transfer of immediately available funds in an aggregate amount as calculated pursuant to Section 3.6(b) (or such lesser amount as the Acting Non-Combining Member determines in its sole discretion), in exchange for which (B) the Designated Combining Member shall assign and deliver to the Designated Non-Combining Member an aggregate number of Membership Interests as calculated pursuant to Section 3.6(c); and

                (iv) Other True-Up Payments. Whether or not a Lookback Leveraged True-Up is elected by the Acting Combining Member, (A) the Designated Non-Combining Member shall be entitled to make a payment to the Designated Combining Member in cash by wire transfer of immediately available funds in an aggregate amount (or such lesser amount as the Acting Non-Combining Member determines in its sole discretion) equal to the sum of all of the differences between (x) each Additional Capital Contribution (and/or payment to a Designated Combining Member pursuant to this Section 3.4) during the Lookback Period (and prior to the Additional Capital Contribution or payment provided in this Section 3.4(e)) which the Designated Non-Combining Member and its Affiliated Members would have been able to have made had the Acting Non-Combining Member made the election in
     Section 3.4(b)(i)(A) and (y) each Additional Capital Contribution (and/or payment to a Designated Combining Member pursuant to this Section 3.4) during the Lookback Period (and prior to the Additional Capital Contribution or payment provided in this Section 3.4(e)) which the Designated Non-Combining Member and its Affiliated Members were then actually entitled to make, in exchange for which (B) the Designated Combining Member shall assign and deliver to the Designated Non-Combining Member an aggregate number of Membership Interests represented by such sum (or such proportionately smaller number of Membership Interests, as the case may be), based on, with respect to each such Additional Capital Contribution, the valuation of the Company that was determined pursuant to
     Section 3.6(d) at the time of each such Additional Capital Contribution; provided that if the then Designated Non-Combining Member and its Affiliated Members failed to make their then full amount of any such Additional Capital Contribution (and/or payment to a Designated Combining Member pursuant to this Section 3.4) that they were then entitled to make during the Lookback Period, the aggregate payment that the Designated Non-Combining Member is entitled to make pursuant to this clause (iv) and the aggregate number of Membership Interests to which such Designated Non-Combining Member is entitled to receive pursuant to this clause (iv) with respect to each such Additional Capital Contribution (and/or payment to a Designated Combining Member pursuant to this Section 3.4) that occurred during the Lookback Period, shall be proportionately reduced based on the ratio that the amount of such Additional Capital Contribution (and/or payment to a Designated Combining Member pursuant to this Section 3.4) that was actually then made by such Designated Non-Combining Member and its Affiliated Members bears to the amount of their then full amount of such

     Additional Capital Contribution (and/or payment to a Designated Combining Member pursuant to this Section 3.4) that they were then entitled to make.

          (f) No Retroactive Effect. If an Acting Non-Combining Member elects to make an Additional Capital Contribution or a payment to the Designated Combining Member pursuant to Section 3.4(e)(ii), (iii) and/or (iv) at the end of the Lookback Period, the increase in the aggregate Percentage Interests of the Designated Non-Combining Member as a result of such contribution or payment shall not be given retroactive effect, and such Designated Non-Combining Member shall not be entitled to any distributions foregone during the Lookback Period.

          (g) Change in Tax Effect. If after the Closing Date, a Change in Tax Effect occurs, the Combining Member may in its sole discretion elect to contribute the applicable Acquired Retail Brokerage Business to the Company by means of a Leveraged Contribution in which the amount of Broker Contribution Debt is such lesser amount (but not less than $0) as will permit the Designated Combining Member to complete the contribution of the applicable Acquired Retail Brokerage Business to the Company and the other transactions contemplated by
Section 3.4(d)(i) or (e)(ii) without any of the adverse consequences referred to in the definition of Change in Tax Effect. Prior to taking such action, the Acting Combining Member shall consult with the Acting Non-Combining Member (for a period not to exceed 30 days) to determine in good faith whether there are alternative methods to accomplish the purposes of this Section 3.4 without any of the adverse consequences referred to in the definition of Change in Tax Effect, and if available, the Combining Members will use their reasonable best efforts to cooperate with the Non-Combining Members to implement such alternative.

          (h) Future Events. The Company and the Members shall cooperate with each other to the extent necessary to make such adjustments, if any, as are necessary in order to preserve the intent and effect of Sections 3.4, 3.5 and
3.6 in connection with the admission of a Third Party Member.

          Section 3.5.     Broker Contribution Debt.

          (a) Broker Contribution Debt shall have such terms as reasonably requested by the Acting Combining Member and approved by the Board of Managers (such approval not to be unreasonably withheld or delayed) such that it is treated as "partner nonrecourse debt" as defined in Treasury Regulations Section 1.704-2(b)(4) with respect to which only the Designated Combining Member "bears the economic risk of loss" under Treasury Regulations Section 1.752-2, and the terms of the Broker Contribution Debt shall provide that principal shall not be amortized for at least two years after the date of incurrence. The other terms of the Broker Contribution Debt shall be determined in accordance with Section 5.10, if applicable.

          (b) If the Acting Non-Combining Member elected to cause an Additional Capital Contribution to be made pursuant to Section 3.4(b)(i)(A) or Section 3.4(b)(iii)(A), as the case may be, and such Additional Capital Contribution is so made, then on the Broker Contribution Date:

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

                (i)        In the case of a Member Leveraged Contribution,
     (A) the Designated Combining Member shall borrow the Broker Contribution Debt from one of its Affiliates or a third party on the Broker Contribution Date immediately prior to the contribution of the Acquired Retail Brokerage Business to the Company, (B) the Designated Combining Member shall retain the proceeds of the Broker Contribution Debt, and (C) the Broker Contribution Debt will be assigned to, and assumed by, the Company concurrently with the contribution of such Acquired Retail Brokerage Business to the Company; or

                (ii) In the case of a Company Leveraged Contribution, the Company shall (A) borrow the Broker Contribution Debt from one of the Designated Combining Member's Affiliates or a third party on the Broker Contribution Date concurrently with the contribution of the Acquired Retail Brokerage Business to the Company, (B) promptly distribute the proceeds of the Broker Contribution Debt to the Designated Combining Member, and (C) otherwise retain the Broker Contribution Debt in accordance with its terms.

          (c) If the Acting Combining Member exercises its right to cause a Lookback Leveraged True-Up, subject to the Designated Non-Combining Member making its Additional Capital Contribution pursuant to Section 3.4(e)(ii), the Company shall (i) borrow the Broker Contribution Debt from one of the Combining Member's Affiliates or a third party at the end of the Lookback Period, (ii) redeem from, and cancel a number of Membership Interests held by, the Designated Combining Member as calculated by Section 3.6(c) in exchange for the distribution of the proceeds of the Broker Contribution Debt to the Designated Combining Member, and (iii) otherwise retain the Broker Contribution Debt in accordance with its terms.

          (d) The Company shall apply the amount of the Additional Capital Contribution made to the Company by the Designated Non-Combining Member in connection with a Company Leveraged Contribution or Lookback Leveraged True-Up as follows:

                (i) first, if the Designated Non-Combining Member is an Affiliate of Prudential, to pay the principal and accrued interest of the Prudential Note (as such term is defined in the Formation Agreement) to the extent permitted under the Prudential Note;

                (ii) second, to pay third party indebtedness of the Company and its Subsidiaries (other than the Broker Contribution Debt); and

                (iii) third, in such amounts and in such a manner as determined by the Board of Managers, for (1) the operations of the Company and its Subsidiaries, (2) investment in short-term, investment grade securities, or (3) loans to all Members in accordance with their respective Percentage Interests or as otherwise agreed by the Members.

          Section 3.6. Formulas Used For Retail Brokerage Combination Transactions.

          (a) Membership Interests Issuable to Designated Combining Member. The aggregate number of Membership Interests issuable by the Company to the Designated Combining Member is equal to:

                ((A + B - C) / D) * E

     where:

                A = the Appraised Value of the Acquired Retail Brokerage
                Business

                B = One Time Costs incurred by the Combining Member and its Affiliates with respect to the acquisition of the Acquired Retail Brokerage Business

                C = the amount of the Broker Contribution Debt (which, in the case of an Unleveraged Contribution, shall be zero)

                D = the Appraised Value of the Company on the Broker Contribution Date immediately prior to the contribution of the Acquired Retail Brokerage Business (and assuming no incurrence of Broker Contribution Debt)

                E = the total number of Membership Interests outstanding on the Broker Contribution Date immediately prior to the contribution of the Acquired Retail Brokerage Business.

          (b) Designated Non-Combining Member's Additional Capital Contribution and Other Payments. The aggregate amount that a Designated Non-Combining Member may make in Additional Capital Contributions to the Company or pay to the Designated Combining Member is:

                (A + B) * C

     where

                A = the Appraised Value of the Acquired Retail Brokerage Business (which, in the case of a Lookback Leveraged True-Up, shall be as of the Broker Contribution Date immediately prior to the contribution of the Acquired Retail Brokerage Business to the Company)

                B = One Time Costs incurred by the Combining Member and its Affiliates with respect to the acquisition of the Acquired Retail Brokerage Business

                C = the aggregate Percentage Interests of the Designated Non-Combining Member and its Affiliated Members on the Broker Contribution Date immediately prior to the contribution of the Acquired Retail Brokerage Business or such lesser amount as the Designated Non-Combining Member determines in its sole discretion.

          (c) Membership Interests Issuable or Deliverable to Designated Non-Combining Member or Redeemable from Designated Combining Member. The aggregate number of Membership Interests that are either (i) issuable by the Company to the Designated Non-Combining

Member or deliverable by a Designated Combining Member to the Designated Non-Combining Member or (ii) redeemable from the Designated Combining Member by the Company, as applicable, is equal to:

                (A / B) * C

     where:

                A = the amount of the Additional Capital Contribution made by the Designated Non-Combining Member pursuant to Sections 3.4(d)(i) or (e)(ii) or payment to the Designated Combining Member pursuant to Section 3.4(d)(ii) or (e)(iii) or the amount of Broker Contribution Debt the proceeds of which are to be used for the redemption pursuant to Section 3.5(c), as applicable

                B = the Appraised Value of the Company on the Broker Contribution Date immediately prior to giving effect to the contribution of the Acquired Retail Brokerage Business (and assuming no incurrence of Broker Contribution Debt)

                C = the total number of Membership Interests outstanding on the Broker Contribution Date immediately prior to the contribution of the Acquired Retail Brokerage Business.

          (d) Valuations. All valuations (including Appraised Value) required by this Section 3.6 shall be determined in accordance with Article 11 of the Formation Agreement and, if not specified therein, in accordance with this Agreement.

          Section 3.7. Withdrawal of Capital. (a) No Member shall be entitled to withdraw any part of its Capital Contributions in the Company or to receive any distribution from the Company, except as expressly provided herein.

          (b) No Member shall have any liability for the return of the Capital Contributions of any other Member. No Member shall be required to make up a negative balance in its Capital Account.

          (c) No Member shall have priority over any other Member either as to the return of the amount of such Member's Capital Contributions or, except as otherwise provided in Section 7.1, as to any allocation of any item of income, gain, loss, deduction or credit of the Company.

          Section 3.8. Capital Accounts. The Company shall establish and maintain on its books and records a capital account for each Member (a "Capital Account") in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv). Each Member's Capital Account shall thereafter be (a) increased by the amount of cash contributed to the Company by such Member, the fair market value of any property contributed to the Company by such Member (as determined pursuant to this Agreement) and the amount of Profits allocated to such Member in accordance with such Member's Percentage Interest pursuant to Article 7 hereof, and (b) decreased by the amount of cash distributed by the Company to such Member, the fair market value of any asset distributed by the Company to such Member (as determined pursuant to this Agreement) and the amount of Losses allocated to such Member in accordance with such Member's Percentage Interest pursuant to
Article 7 hereof.

          Section 3.9. No Interest. No interest shall be paid on Capital Contributions or on the balance in each Member's Capital Account.

                                    ARTICLE 4

                        RIGHTS AND OBLIGATIONS OF MEMBERS

          Section 4.1. Members. The Members of the Company, and their respective numbers of Membership Interests and Percentage Interests, are listed on Schedule 4.1 attached hereto. No Person may be a Member without the ownership of a Membership Interest. The Members shall have only such rights and powers as are granted to them pursuant to the express terms of this Agreement and the Act. Except as otherwise expressly provided in this Agreement, no Member, in such capacity, shall have any authority to bind, to act for, to sign for or to assume any obligation or responsibility on behalf of, any other Member or the Company.

          Section 4.2. No Management or Dissent Rights. Except as otherwise required by law, the Members shall not have any right to take part in the management or operation of the Company other than through the Managers appointed by the Members to the Board of Managers. No Member shall, without the prior written approval of the Board of Managers, take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except for actions expressly authorized by the terms of this Agreement. Members shall not be entitled to any rights to dissent or seek appraisal with respect to any transaction, including, without limitation, the merger or consolidation of the Company with any Person.

          Section 4.3.     Other Activities.

          (a) Except as otherwise expressly provided in the Formation Agreement, any Member may engage in or possess any interest in another business or venture of any nature and description, independently or with others, and neither the Company nor any Member shall have any rights in or to any such independent ventures or the income or profits derived therefrom. Any Member shall be able to transact business or enter into agreements with the Company to the fullest extent permissible under the Act, subject to the terms and conditions of this Agreement.

          (b) Except as otherwise expressly provided in the Formation Agreement, if a Member (or any Manager appointed by such Member) acquires knowledge of a potential transaction or matter which may be a business opportunity for both such Member and the Company or another Member, such Member (and its Manager appointees) shall have no duty to communicate or offer such business opportunity to the Company or any other Member and shall not be liable to the Company or the other Members for breach of any duty (including fiduciary duties) as a Member or Manager of the Company by reason of the fact that such Member or

Manager pursues or acquires such business opportunity for itself, directs such opportunity to another Person, or does not communicate information regarding such opportunity to the Company.

          Section 4.4. No Right to Withdraw. Except as set forth in Section 8.1, no Member shall have any right to voluntarily resign or otherwise withdraw from the Company without the prior written consent of all the remaining Members. A resigning Member shall only be entitled to receive amounts approved by the Board of Managers on the terms and conditions set forth by such Board of Managers. A resigning Member shall not be entitled to a distribution of the fair value of its Membership Interests under Section 18-604 of the Act.

          Section 4.5. Places of Meetings. Meetings of the Members may be held in Charlotte, North Carolina; Richmond, Virginia; or Newark, New Jersey, unless otherwise determined by a unanimous decision of the Board of Managers or agreed in advance by the Members holding the Requisite Member Interests.

          Section 4.6.     Member Meetings.

          (a) A quarterly meeting of Members shall be held on such date and at such time and place as shall be designated from time to time by the Board of Managers (but not less often than once each fiscal quarter) and stated in the notice of the meeting, at which meeting the Secretary of the Company shall circulate an agenda for each such quarterly meeting, which agenda shall include a discussion of the financial reports of the Company most recently delivered pursuant to Article 6 of this Agreement, such other matters relating to the Company as any Member shall request to be included in such agenda and such other matters relating to the Company as the representatives of the Members attending such meeting shall elect to discuss. The Members may request that the Managers or officers of the Company participate in such quarterly meetings or make presentations regarding such matters relating the Company and the Business as the Members shall reasonably request; provided that such participation does not unreasonably interfere with the normal performance of their duties.

          (b) A special meeting of the Members for any purpose or purposes may be called at any time by (i) the Board of Managers, (ii) the Chief Executive Officer of the Company, or (iii) on no more than three occasions during any fiscal year, at the request of any Prudential Member as long as the Prudential Members hold together at least an aggregate of a 5% Percentage Interest. At a special meeting, no business shall be transacted and no action shall be taken other than that stated in the notice of the meeting.

          Section 4.7. Notice of Meetings. Written notice stating the place, day and hour of every meeting of the Members and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than (a) with respect to an annual meeting, ten nor more than 60 days before the date of the meeting (or if sent by facsimile, not less than three Business Days before the date of the meeting) or (b) with respect to a special meeting, five nor more than 60 days before the date of the meeting (or if sent by facsimile, not less than three Business Days before the date of the meeting), in either case to each Member entitled to vote at such meeting, at its address maintained in the records of the Company by the Company's Secretary. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the Members entitled to vote at the meeting are present in person or by telephone or represented by proxy or if notice is waived in writing by those not present, either before or after the meeting.

          Section 4.8. Quorum. Any number of Members holding the Requisite Membership Interests entitled to vote with respect to the business to be transacted, who shall be present in person or by telephone or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the Members present or represented by proxy without notice other than by announcement at the meeting.

          Section 4.9.     Voting.

          (a) At any meeting of the Members, each Member entitled to vote on any matter coming before the meeting shall, as to such matter, have a vote, in person, by telephone or by proxy, equal to the number of Membership Interests held in its name on the relevant record date established pursuant to Section
4.11. Notwithstanding the foregoing, to the extent that the aggregate number of Membership Interests beneficially owned by the Prudential Members and their Affiliates represent at any time in the aggregate a Percentage Interest in excess of 49% as a result of Additional Capital Contributions made by them pursuant to Section 3.2(b)(ii), then all Membership Interests beneficially owned by the Prudential Members and their Affiliates in excess of such 49% limit (as determined in good faith by the Board of Managers) shall be deemed to be "Excess Membership Interests" and shall not be entitled to any voting rights under this Agreement or the Act unless and until the Membership Interests beneficially owned by the Prudential Members and their Affiliates no longer represent a Percentage Interest in excess of 49%, at which time such Excess Membership Interests shall have the same voting power as all other Membership Interests hereunder. For purposes of this Section 4.9, beneficial ownership of Membership Interests shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

          (b) Except as otherwise specified herein, the affirmative vote or consent of Members holding the Requisite Membership Interests shall constitute the act of the Members. Every proxy shall be in writing, dated and signed by the Member entitled to vote or its duly authorized attorney-in-fact.

          Section 4.10.    Action Without a Meeting; Telephonic Meetings.

          (a) On any matter requiring an approval or consent of Members under this Agreement or the Act, the Members may take such action without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by Members representing the requisite number of votes required to approve the taking of such action.

          (b) Members may participate in meetings of the Members by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other. Participation in a telephonic meeting pursuant to this Section 4.10 shall constitute presence at such meeting and shall constitute a waiver of any deficiency of notice.

          Section 4.11. Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive a payment of any kind, or in order to make a determination of Members for any other proper purpose, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 70 days prior to the date on which the particular meeting or action, requiring such determination of Members, is to be held or taken. If no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, or Members entitled to receive payment of a distribution, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Managers declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 4.11, such determination shall apply to any adjournment thereof unless the Board of Managers fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          Section 4.12.    Matters Requiring Member Approval.

          (a) Notwithstanding anything in this Agreement to the contrary, the Company shall not, and shall cause its Subsidiaries not to, take, cause to be taken, or agree to or authorize, any of the following actions, without the affirmative vote or consent of Members holding the Requisite Membership
Interests:

                (i) the entry by the Company or any of its Subsidiaries into an agreement to effect, or, in the absence of such an agreement, the consummation of, any Non-De Minimis Disposition Transaction during any fiscal year in which the aggregate Disposition Transactions theretofore entered into by the Company and its Subsidiaries (and not terminated prior to consummation thereof) shall have involved the disposition of Subsidiaries, businesses or assets (or parts thereof) which, in the aggregate, generated more than 25% of the Company's consolidated revenues for the prior fiscal year (or, in the case of Disposition Transactions occurring during the fiscal year in which the Closing occurred, 25% of the Company's consolidated revenues on a pro forma basis for the calendar year preceding such fiscal year);

                (ii) the entry by the Company or any of its Subsidiaries into an agreement to effect, or, in the absence of such an agreement, the consummation of, a Large Retail Brokerage Combination; provided, however, that for clarity, this clause (ii) shall not prohibit or otherwise affect the right of a Member or any of its Affiliates (other than the Company and its Subsidiaries) to (A) effect a Large Retail Brokerage Combination or (B) cause the Acquired Retail Brokerage Business involved in such Large Retail Brokerage Combination to be contributed to the Company in accordance with
     Section 3.4, and the Company and any of its Subsidiaries shall be authorized to enter into any agreement necessary or advisable to facilitate such contribution without regard to the restriction set forth in this clause (ii) to the extent such contribution is permitted under the applicable provisions of this Agreement and the Formation Agreement;

                (iii) any filing of any petition in bankruptcy by (or the decision not to oppose any similar petition filed by a third party in respect of) the Company or any of its Subsidiaries;

                (iv) the admission of any Third Party Member; provided, however, that (x) a Permitted Transferee of a Wachovia Member or a Prudential Member and any transferee to whom a Wachovia Member or Prudential Member may Transfer any Membership Interests pursuant to Section
     9.2 of the Formation Agreement shall be admitted as an Additional Member and (y) a Designated Combining Member or Designated Non-Combining Member shall be admitted as an Additional Member upon the receipt of Membership Interests pursuant to Section 3.4, in each case, without the requirement of any approval by the Members pursuant to this Section 4.12;

                (v) any fundamental change in the purpose of the Company specified in Section 2.3, including, without limitation, any determination by the Board of Managers to engage in a line of business not provided in
     Section 2.3; provided that for purposes of this clause (v), changes in the business, operations and strategy of the Company shall not be considered a fundamental change in the purpose of the Company if the Company and its Subsidiaries, taken as a whole, continue to engage primarily in the business of providing financial advice and securities brokerage services through registered representatives and do not engage to a material extent in the business of sponsoring and distributing asset management or insurance products;

                (vi) the settlement of any regulatory matter involving admissions of wrongdoing by the Company or any of its Subsidiaries or a fine in excess of $250,000; provided that in the case of the settlement of regulatory matters, the consent of the Members shall not be unreasonably withheld; or

                (vii) any agreement to take any of the foregoing actions that is not conditioned upon obtaining the consent of the Members (but only if such consent is then required to be obtained by this Section 4.12).

          (b) Notwithstanding the foregoing, at any time following the fifth anniversary of the Closing, if (i) the Members of the Company consist solely of Wachovia Members and Prudential Members and (ii) Prudential's Percentage Interest is less than 25%, the matters set forth in clauses (i), (ii), (iv) and
(vi) above shall not require the approval or consent of the Members pursuant to this Section 4.12.

          (c) The Company shall cause its Subsidiaries not to, at any time, take any action or effect any transaction, or enter any agreement to take any action or effect any transaction, to which the prior approval provisions of Section 4.12(a) apply, unless such action or transaction has been approved by the Members of the Company in accordance with the provisions of this Section 4.12.

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

          (d) In connection with the exercise of voting rights pursuant to this
Section 4.12, a Member may consider its own best interests when determining how to cast its vote and shall in no event be deemed to have any fiduciary duty to any other Member or to the Company.

          Section 4.13. Reimbursements. To the extent not inconsistent with or already covered by the provisions of the Transaction Documents to which a Member is a party, the Company shall reimburse the Members for all ordinary and necessary out-of-pocket expenses or expense accruals incurred by the Members on behalf of the Company but only if such expenses or accruals were authorized by or under the authority of the Board of Managers. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing the Profits and Losses of the Company and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to any Member.

          Section 4.14. Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

          Section 4.15. Liability. Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager. No Member shall be required by this Agreement to loan the Company any funds or otherwise provide any financial or credit support.

                                    ARTICLE 5
                          BOARD OF MANAGERS; OFFICERS;
                             EXCULPATION; INDEMNITY

          Section 5.1.     Board of Managers.

          (a) There shall be a Board of Managers (the "Board of Managers") made up of the number of individuals (who need not be Members) specified in this Agreement, which Board of Managers shall have sole responsibility for managing the business and affairs of the Company, except as otherwise expressly provided for herein or in the Act. Subject to Section 5.1(b), the Board of Managers shall be made up of five managers (each, a "Manager"), three of whom shall be designated by a Wachovia Member acting on behalf of all the Wachovia Members, and two of whom shall be designated by a Prudential Member acting on behalf of all the Prudential Members. Such Wachovia Member designee and Prudential Member designee shall each also appoint one or more alternate Managers. The alternate Managers appointed on behalf of the Wachovia Members shall have the power and authority to vote in place of any other Manager appointed on behalf of the Wachovia Members if any such Manager is not present in person or by telephone or represented by proxy at a meeting of the Board of Managers (and when so acting, such alternate Manager shall be considered a Manager for all purposes hereunder). The alternate Managers appointed on behalf of the Prudential Members shall have the power and authority to vote in place of any other Manager appointed on behalf of the Prudential Members if any such Manager is not present in person or by telephone or represented by proxy at a meeting of the Board of Managers (and when so acting, such alternate Manager shall be considered a Manager for all purposes hereunder). For purposes of determining whether a quorum is present, an alternate Manager shall be included if any Manager for which such alternate Manager has been appointed shall not be present in person or by proxy. All alternate Managers shall be permitted to be present at any meetings of the Board of Managers, whether or not they are entitled to vote thereat. The individuals listed in Schedule 5.1 hereto are the Managers and alternate Managers chosen by the Members and designated as the initial Managers and alternate Managers of the Company commencing following the Closing. Each Manager and alternate Manager shall hold such position until his or her successor is designated or until his or her earlier death, disability, resignation or removal.

          (b) The number of Managers constituting the Board of Managers and the composition thereof shall not be changed; provided that, in the event of the admission of a Third Party Member, the Board of Managers shall be entitled, but not required, to adjust the number of Managers and the composition of the Board of Managers to provide that each Member following such admission shall be entitled to designate a number of Managers such that the percentage of all Managers designated by such Member shall be as near as practicable to its Percentage Interest (and shall further be entitled to appoint one or more alternates for the Managers so designated); provided, however, that unless otherwise approved by the affirmative vote of Members holding the Requisite Membership Interests, the total number of Managers of the Board of Managers shall not be fewer than 5 nor more than 10.

          (c) The Board of Managers, acting by vote of the Managers as provided in this Article 5, shall have the power, discretion and authority on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by this Agreement and the Formation Agreement and to perform or authorize all acts which it may deem necessary or advisable in connection therewith. The Members, in such capacity, shall have no part in the management of the Company and shall have no authority or right to act on behalf of or bind the Company in connection with any matter, except as expressly provided in this Agreement or as deemed necessary or appropriate by the Board of Managers. The Members agree that all determinations, decisions and actions made or taken by the Board of Managers shall be conclusive and absolutely binding upon the Company, the Members and their respective successors, assigns and personal representatives.

          (d) Each Manager will serve without compensation unless otherwise agreed in writing by such Manager and the Board of Managers. Each Manager shall be entitled to reimbursement for reasonable and necessary out-of-pocket expenses incurred by such Manager during the course of conducting the Company's business, subject to any agreement to the contrary between such Manager and the Company. Notwithstanding the foregoing, the Board of Managers may authorize compensation and reimbursement from the funds of the Company for the Managers' designees and representatives, agents, employees and officers appointed by the Managers in furtherance of the business or purposes of the Company.

          (e) No Member or Manager (acting in his or her capacity as such) shall have any right or authority to bind the Company to any third party with respect to any matter except pursuant to a resolution authorizing such action, which resolution is duly adopted by the Board of Managers by the affirmative vote required for such matter pursuant to the terms of this Agreement. No Manager shall be disqualified from voting on any issue, notwithstanding any interest that such Manager or the Member nominating such Manager may have therein which differs from the interest of the Company or the other Members.

          (f) Each Manager may authorize another individual (who may or may not be a Manager) to act for such Manager by proxy at any meeting of the Board of Managers, or to express consent or dissent to a Company action in writing without a meeting. Without limiting the manner in which a Manager may authorize another Person or Persons to act for such Manager as proxy, a writing authorizing a Person or Persons to act for such Manager as proxy, which has been executed by such Manager and entered into the books and records of the Company, shall be a valid means by which a Manager may grant such authority.

          (g) Any Manager, and each alternate Manager acting in such capacity, appointed pursuant to this Section 5.1 shall assume the powers, duties and obligations of a Manager as provided under this Agreement and is designated as a "manager" under the Act and shall be subject to the terms hereof and thereof. The Managers shall deal with all the Members in good faith, shall act in a manner they believe in good faith to be in or not opposed to the best interests of the Company, and shall have only those duties and obligations as are expressly provided for in this Agreement, and except to the extent so provided, no Manager shall owe any fiduciary or other duties to the Company, any Member or any other Person. It is expressly understood and agreed by the Members that each Manager shall be deemed to have fulfilled fully the requirements of this Section 5.1(g) in connection with the approval of any cost, service, agreement, transaction or arrangement subject to Section 5.10 if such cost, service, agreement, transaction or arrangement satisfies the standard set forth in
Section 5.10(b).

          Section 5.2.     Removal and Resignation.

          (a) Each Member or group of Members may remove any Manager or alternate designated by it at any time, with or without cause, effective upon written notice to the other Members and the Chief Executive Officer of the Company.

          (b) Any Manager may resign by written notice to the Board of Managers. Unless otherwise specified therein, a Manager's resignation shall take effect upon delivery. Vacancies created on the Board of Managers resulting from the resignation, death, retirement or disability of a Manager shall be filled by the Member that appointed such Manager.

          (c) Upon the removal or resignation of any Manager or alternate, the Member or group of Members that designated such Manager or alternate shall be entitled to appoint a replacement and such appointment shall become effective immediately upon delivery of written notice of such appointment to the other Members and the Chief Executive Officer.

          Section 5.3.     Meetings of the Board of Managers.

          (a) Regular meetings of the Board of Managers shall be held on a quarterly basis at such date and time as the Board of Managers may designate. Special meetings of the Board of Managers may be called by any Manager at any time. Unless otherwise agreed by all the Managers in advance, meetings of the Board of Managers may be held only in Charlotte, North Carolina; Richmond, Virginia; or Newark, New Jersey.

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

          (b) Notice of a meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each Manager either by mail not less than ten days before the date of the meeting or by telephone, telegram or facsimile no less than three Business Days before the date of the meeting. Notice of any meeting may be waived in writing by any Manager. Presence at the meeting shall constitute waiver of any deficiency of notice under this Section 5.3, except when such Manager or alternate Manager attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

          (c) The Secretary of the Company shall circulate to each Manager an agenda for the quarterly meeting not less than ten days in advance of such quarterly meeting (or if sent by facsimile, three Business Days before the date of such quarterly meeting). Such agenda shall include a discussion of the financial reports most recently delivered pursuant to Article 6 of this Agreement and any other matters that an Manager may reasonably request to be included on such agenda. Managers or officers of the Company shall attend such meeting and make such presentations relating to the Company as any Manager may reasonably request.

          (d) The presence in person (including the presence of an alternate Manager) or by proxy of a number of Managers equal to a majority of the total number of Managers fixed pursuant to this Agreement shall constitute a quorum for the conduct of business at any meeting of the Board of Managers. Except as otherwise provided herein, the affirmative vote of a majority of the total number of Managers fixed pursuant to this Agreement at a meeting shall constitute the act of the Board of Managers.

          (e) The Board of Managers shall meet with the Company's internal auditors at least once each fiscal quarter and with the Company's independent auditors at least twice each fiscal year.

          (f) The Secretary of the Company or, if he or she is not present, any individual whom the Chairman may appoint, shall keep minutes of each meeting which shall reflect all actions taken by the Board thereat.

          (g) The Board of Managers may establish other provisions and procedures relating to the governance of its meetings that are not in conflict with the terms of this Agreement.

          Section 5.4.     Action Without a Meeting; Telephonic Meetings.

          (a) On any matter requiring an approval or consent of the Board of Managers under this Agreement or the Act, the Board of Managers may take such action without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Managers having not less than the minimum number of votes that would have been required to authorize or take such action at a meeting (provided that at least one Manager appointed by a Wachovia Member and at least one Manager appointed by a Prudential Member shall have approved such action).

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

          (b) Members of the Board of Managers may participate in a meeting of the Board of Managers, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear one another. Participation in a meeting pursuant to this
Section 5.4 shall constitute presence in person at such meeting and shall constitute a waiver of any deficiency of notice pursuant to Section 5.3, except when such Manager or alternate Manager attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

          Section 5.5. Chairman of the Board of Managers. The Board of Managers shall appoint a Manager to act as Chairman of the Board of Managers. The Chairman of the Board of Managers shall preside at all meetings of Members and the Board of Managers at which he is present, subject to the ultimate authority of the Board of Managers to appoint an alternate presiding officer at any meeting. He shall also contribute to the performance evaluation and compensation decisions with regard to the Chief Executive Officer, subject to the ultimate authority of the Board of Managers, and perform such other duties as from time to time may be assigned to him by the Board of Managers, subject, in each case, to the ultimate authority of the Board of Managers. The Chief Executive Officer shall consult with the Chairman on the business plan and budget of the Company, executive appointments and compensation, changes in the integration plan, and such other matters as the Board of Managers shall determine from time to time. John R. Strangfeld, Jr. shall be the initial Chairman of the Board of Managers and, absent cause, Mr. Strangfeld shall not be removed as the Chairman of the Board of Managers until at least the end of the Integration Period.

          Section 5.6.     Officers; Designation and Election of Officers;
Duties.

          (a) The officers of the Company shall consist of a Chief Executive Officer, a Chief Financial Officer, and a Secretary. Other officers, including one or more Vice-Presidents, and assistant and subordinate officers, may from time to time be elected by the Board of Managers. The Persons listed in Schedule
5.6 hereto are the officers designated as the initial officers of the Company. All officers shall hold office for such term as shall be determined from time to time by the Board of Managers and until their successors are elected by the Board of Managers. Any two offices may be held by the same Person as the Board of Managers may determine. An officer of the Company need not be an employee of the Company and may be an officer or employee of any Member or any Member's Subsidiaries and other Affiliates.

          (b) Removal of Officers; Vacancies. Any officer of the Company may be removed summarily with or without cause, at any time, by approval of the Board of Managers. Vacancies may be filled by approval of the Board of Managers.

          (c) Powers and Duties. The officers of the Company shall have such authority and perform such duties in the management of the Company as may be prescribed by the Board of Managers and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the control of the Board of Managers. Officers shall act in a manner they believe in good faith to be in or not opposed to the best interests of the Company and shall have only those duties and obligations as are specified in this Agreement and in addition, as determined by the Board of Managers, and shall perform those duties and obligations in good faith, and except to the extent so provided, no officer shall owe any fiduciary or other duties to the Company, any Member or any other Person. Any action taken by an officer that would have satisfied the duties imposed on a Manager if such Person were acting as a Manager in such circumstance shall be deemed to fulfill fully the requirements of this Section 5.6(c) applicable to such officer, including but not limited to those actions concerning any cost, service, agreement, transaction or arrangement subject to Section 5.10.

          (d) Officers as Agents; Reliance by Third Parties.

                (i) The officers, to the extent of their powers set forth in this Agreement or in a resolution of the Board of Managers, are agents of the Company for the purpose of the Company's business, and the actions of the officers taken in accordance with such powers shall bind the Company.

                (ii) Any Person dealing with the Company may rely upon a certificate signed by any officer as to:

                           (A) the identity of any Member, Manager or alternate Manager or officer;

                           (B) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by Members, the Board of Managers or officers or in any other manner germane to the affairs of the Company;

                           (C) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company;

                           (D) the authenticity of any copy of this Agreement and amendments hereto;

                           (E) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or, solely with respect to the activities of the Company, any Member; and

                           (F) the authority of the Board of Managers, any officer, any employee or agent of the Company, or the Tax Matters Member.

          (e) Compensation. The compensation of all officers of the Company shall be determined by the Board of Managers.

          Section 5.7.     Initial Business Plan; Budget and Forecast.

          (a) Attached as Schedule 5.7 hereto is an outline of the material terms expected to be included in the initial business plan of the Company, for the period beginning on the Closing Date and ending on December 31, 2003.

          (b) No later than 30 days before the end of each fiscal year, management of the Company shall develop and submit to the Board of Managers for adoption (i) a budget for the

Company and its consolidated Subsidiaries for the following fiscal year, which budget will include quarterly earnings, expense and cash flow forecasts for each quarter during the fiscal year covered by such budget and a comparison of actual to budgeted results for the year preceding the year covered by such budget, and
(ii) an earnings, expense and cash flow forecast for the two fiscal years following the fiscal year covered by such budget, which forecasts will be on a quarterly basis for the first fiscal year after the fiscal year covered by such budget and on an annual basis for the second following year.

          (c) Management of the Company will include in each budget of the Company a summary of all financial and other arrangements expected to be in effect between the Company and any Member or its Affiliates, including a description of services expected to be provided by or to the Company and fees expected to be paid by or to a Member or its Affiliates for the fiscal year covered by the budget. Management of the Company will also include in such budget management's estimate of the aggregate "Costs" (as defined in the Wachovia/Company Master Agreement) expected to be incurred by the Company pursuant to the Wachovia/Company Master Agreement during the fiscal year covered by the budget, specifying the amount of such Costs estimated to be incurred during such fiscal year in respect of "Rate-Based Services" (as defined in the Wachovia/Company Master Agreement) to be provided to the Company thereunder. The Board of Managers shall, in connection with the approval of the budget, consider and discuss the Rates proposed by Wachovia to apply to Rate-Based Services for the following fiscal year in light of the provisions of Section 5.10 and, following such consideration and discussion, shall determine whether or not to approve such Rates pursuant to the Wachovia/Company Master Agreement.

          Section 5.8.     Exculpation and Indemnification.

          (a) Exculpation.

                (i) No Person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person or such Person's testator or intestate is or was a Member, Manager or alternate Manager, officer of the Company or serves or served at the request of the Company any other enterprise as a member, manager, partner, director, officer, employee or agent (each in their capacity as such, an "Exculpated Person") shall be liable to the Company or any other Exculpated Person, except that an Exculpated Person shall be liable for any loss, damage or claim incurred by reason of such Exculpated Person's (x) willful misconduct, fraud or bad faith or (y) receipt from the Company of a personal benefit to which such Exculpated Person is not legally entitled.

                (ii) An Exculpated Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Exculpated Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

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

          (b) Indemnification by the Company. To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless any Person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Member, Manager or alternate Manager, or officer of the Company or serves or served at the request of the Company as a member, manager, partner, director, officer, employee or agent of any other enterprise (each in their capacity as such, an "Indemnified Person"), except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of (i) willful misconduct, fraud or bad faith or (ii) receipt from the Company of a personal benefit to which such Indemnified Person is not legally entitled. Expenses incurred by any such Indemnified Person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of such Indemnified Person to repay such expenses if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company. The rights provided to any Indemnified Person by this Section 5.8 shall be enforceable against the Company by such Indemnified Person who shall be presumed to have relied upon it in serving or continuing to serve as a Member, Manager, alternate Manager, member, manager, partner, director, officer, employee or agent as provided above. No amendment of this
Section 5.8 shall impair the rights of any Indemnified Person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section 5.8, the term "Company" shall include any predecessor of the Company and any constituent entity (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service "at the request of the Company" shall include service as an Indemnified Person of the Company which imposes duties on, or involves services by, such Indemnified Person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on an Indemnified Person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by an Indemnified Person with respect to an employee benefit plan which such Indemnified Person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

          (c) Survival. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 5.8 shall survive the termination, voluntary or involuntary, of a Membership Interest and shall survive the termination of this Agreement or dissolution of the Company.

          (d) Availability. The provisions of this Section 5.8 shall be applicable to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (in each case, a "Proceeding") commenced after the date of this Agreement against any Indemnified Person arising from any act or omission, whether occurring before or after the date of this Agreement. No amendment or repeal of this Section 5.8 shall have any effect on the rights provided under this Section 5.8 with respect to any act or omission occurring prior to such amendment or repeal. The Company promptly shall take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Section 5.8 and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such Indemnified Person in connection with such actions and determinations or a Proceeding of any kind arising therefrom, upon receipt by the Company of an undertaking by such Indemnified Person to repay such expenses if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

          (e) Standard of Conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Indemnified Person was not entitled to indemnification pursuant to Section 5.8(b).

          (f) Insurance. The Company may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Section 5.8 and may also procure insurance, in such amounts as the Board of Managers may determine, on behalf of any Person who is or was an Indemnified Person against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Company would have power to indemnify him against such liability under the provisions of this Section 5.8.

          (g) Non-Exclusivity. Every reference in this Section 5.8 to Members, Managers or alternate Managers, or officers shall include former Members, Managers or alternate Managers, or officers and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Section 5.8(g) on the Board of Managers shall not be exclusive of any other rights to which any Person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues or matters in relation to which the Company would not have the power to indemnify such Person under the provisions of this Section 5.8. Such rights shall not prevent or restrict the power of the Company to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Managers (whether or not any of the Members, Managers or alternate Managers, or officers of the Company shall be a party to or beneficiary of any such agreements or arrangements); provided, however, that any provision of such agreements or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Section 5.8 or applicable laws of the State of Delaware.

          (h) Application of Formation Agreement and Transaction Documents. Nothing contained in this Section 5.8 is intended to relieve any Member or any other Person from any liability or other obligation of such Person pursuant to the Formation Agreement or any other Transaction Document, or to in any way impair the enforceability of any provision of such agreements against any party thereto.

          (i) Limitations. Any indemnity under this Section 5.8 shall be provided solely out of, and only to the extent of, the Company's assets, and no Member shall be required directly to indemnify any Indemnified Person pursuant to this Section 5.8. None of the provisions of this Section 5.8 shall be deemed to create any rights in favor of any Person other than Indemnified Persons and Exculpated Persons.

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

          Section 5.9. Voting of Shares Held. Subject to Section 4.12 and unless otherwise provided by resolution of the Managers, the Board of Managers may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company or any Subsidiary, to cast the vote which the Company or such Subsidiary may be entitled to cast as a member, partner, shareholder or otherwise in any other enterprise, any of whose securities may be held by the Company or such Subsidiary, at meetings of the holders of the shares or other securities of such other enterprise, or to consent in writing to any action by any such other enterprise, and the Board of Managers shall instruct the Person or Persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Company such written proxies, consents, waivers or other instruments as may be necessary or proper. To the extent that any such vote relates to a matter that is subject to Section 4.12, prior to taking any of the foregoing actions, the Company shall first have obtained the requisite approval of the Members in accordance with Section 4.12.

          Section 5.10.    Transactions with Affiliates.

          (a) The Company and its Subsidiaries may not enter into, modify or amend any transaction or agreement with any Member or any Affiliate of a Member after the Closing Date if the terms of such transaction or agreement or such modification or amendment are materially less favorable in the aggregate to the Company and its Subsidiaries than the terms that could be obtained by the Company or such Subsidiary through an arm's-length transaction or agreement with an unrelated party. Notwithstanding the foregoing, Wachovia may allocate costs to the Company in a manner consistent with and not materially less favorable to the Company than Wachovia's allocation to its other Subsidiaries at such time for the same or similar products or services.

          (b) Without limiting the scope of Section 5.10(a), the Members acknowledge and agree that the Board of Managers is expressly authorized to approve any "Rates", "Costs" and "Services" (each as defined in the Wachovia/Company Master Agreement), as well as any other costs, services, agreements, transactions or arrangements of a type that Wachovia renders to or enters into with its other Subsidiaries, so long as the Board of Managers determines in good faith that such costs, services, agreements, transactions or arrangements comport with the standard described in Section 5.10(a), including the last sentence thereof. Upon such good faith determination, the Managers shall be deemed to have discharged fully their duties set forth in Section 5.1(g) with respect to such approval in all respects. For purposes of Section 3.1(b) of the Formation Agreement, the Board of Managers may approve any change to the arrangements referred to therein if such change satisfies the standard set forth in the penultimate sentence of Section 3.1(b), and upon such good faith determination, the Managers shall be deemed to have discharged fully their duties set forth in Section 5.1(g). Without limiting the foregoing, it is understood and agreed that the Board of Managers shall be under no obligation whatsoever to solicit any bids or quotations from any other party, or obtain any independent valuations or appraisals, before approving any costs, services, agreements, transactions or arrangements with a Member or an Affiliate thereof. For the avoidance of doubt, the Members acknowledge that it is the policy of Wachovia in effect as of the date of this Agreement for all of its Subsidiaries to obtain substantially all of their support services from Wachovia or its other Subsidiaries to the extent available.

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

          (c) Notwithstanding anything herein to the contrary, the Company Entities may document and reduce to writing any transaction, agreement or other arrangement with Wachovia or any of its Affiliates that is in effect on the date hereof.

                                    ARTICLE 6

                    ACCOUNTING, TAX, FISCAL AND LEGAL MATTERS

          Section 6.1. Fiscal Year. The Company hereby adopts a 12-month period ending on each December 31 as its fiscal year. The Board of Managers shall have the authority to change the fiscal year of the Company without any amendment to this Agreement.

          Section 6.2. Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in its name. In the absence of instructions from the Board of Managers to the contrary, the Chief Executive Officer shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

          Section 6.3.     Books of Account, Tax Matters.

          (a) The Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company's business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member's interest in the Company.

          (b) The Managers shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. The Company shall cause all of its tax returns to be filed in a timely manner, and the Company's independent accountants shall perform a signing review of tax returns that involve any Major Tax Items prior to the filing thereof (such accountants, the "Signing Review Accountants"). As soon as reasonably practicable after the end of each fiscal year of the Company, but in no event later than July 15 of each year, the Board of Managers shall furnish each Member with Internal Revenue Service Form K-1 (Form 1065), and such other information (including without limitation all required state tax information reporting returns comparable to Form K-1, in no event later than August 15 of each year) as shall be necessary to enable each Member to prepare its income tax returns. All questions of accounting shall be determined by the Board of Managers.

          (c) In addition to such books and records, the Board of Managers shall cause the Chief Executive Officer to maintain and make available at the principal business office of the Company (or, with respect to copies of the Company's income tax returns and reports, at the principal business office of the Tax Matters Member): copies of this Agreement; a current list of

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

the full name and last known business address of each Member; a copy of the Certificate, including all certificates of amendment thereto and executed copies of all powers of attorney pursuant to which the Certificate or any certificate of amendment has been executed; copies of the Company's federal, state, and local (whether domestic or foreign) income tax returns and reports, if any; and of any financial statements of the Company, in each case for the three most recent years; and all other records required to be maintained pursuant to this Agreement or the Act.

          (d) Except as provided in the next paragraph, the Board of Managers must approve all tax elections and tax accounting methods adopted by the Company for income tax purposes, and all agreements and settlements proposed to be entered into with the Internal Revenue Service or other taxing authority as a result of an audit or examination of any of the Company's income tax returns. Without limiting the authority of the Board of Managers to approve the final terms of any settlement or other disposition of any tax proceeding or litigation with the Internal Revenue Service, each Member shall have the right to participate in the conduct and/or negotiation of any such settlement, proceeding or litigation. Expenses of administrative proceedings and of litigation of Company tax issues shall be paid by the Company.

          (e) A Wachovia Member, acting on behalf of all Wachovia Members, and a Prudential Member, acting on behalf of all Prudential Members, shall have the right to review the Company's IRS Form 1065, and any Schedule K-1 thereto; any IRS Form 5471 to be filed by the Company; and any income or franchise tax return or report to be filed by the Company in (A) New York (including New York City),
(B) New Jersey, (C) California, (D) Virginia, (E) Illinois, (F) Florida, and (G) North Carolina, at least 45 days prior to the filing of such returns, and shall comment on such returns within 15 days of receipt thereof. The Members shall determine in good faith each year whether the list of states in the preceding sentence should be modified to reflect changes in tax law or the operations of the Company. If, in connection with any such review, there is a disagreement between the Members with respect to any tax election reflected in such return or the reporting, amount, allocation, character, timing, method of accounting applicable to, tax attributes of or any other relevant aspect of any tax item, which affects (i) an item of income, gain, loss or deduction of the Company equal to or greater than $10 million or (ii) a tax credit of the Company equal to or greater than $3.5 million (in each case as determined by the Signing Review Accountants), (iii) apportionment of income among the states listed above, or (iv) any tax item specially allocated solely to one Member or its Affiliated Members (each a "Major Tax Item"), such dispute shall be resolved pursuant to the Tax Dispute Resolution Procedure.

          (f) The Initial Tax Matters Member (and, to the extent that the Initial Tax Matters Member is no longer a Member, another Wachovia Member selected by the Board of Managers and agreed to in writing by such Wachovia Member) hereby is designated the Company's tax matters member ("Tax Matters Member"), with all powers and responsibilities of a "tax matters partner" as defined in Section 6231(a)(7)(A) of the Code and shall manage administrative tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. No Member may act independently with respect to any tax matter relating to or affecting the Company without the prior express approval of the Tax Matters Member and shall keep the Tax Matters Member informed of each material development and make related documents available to the Tax Matters Member before submission to any taxing authority or court, in each case, at the expense of such Member. Except as otherwise directed by the Board of Managers pursuant to paragraph (d) above, the Tax Matters Member may, in its sole discretion, cause the Company to make all elections required or permitted to be made by the Company under applicable law and not otherwise expressly provided for in this Agreement; provided, however, that at the request of any Member, the Tax Matters Member shall cause the Company to make the election under Section 754 of the Code. The Tax Matters Member shall consult with and consider the views of the other Members with regard to any material action it intends to take in its capacity as the Tax Matters Member. The Tax Matters Member shall furnish promptly to the other Members copies of material documents and notices received in connection with any administrative or judicial proceeding relating to income tax or other material tax matters of the Company and shall notify promptly the other Members if (i) the Tax Matters Member causes an amended income tax or other material tax return to be filed on behalf of the Company or (ii) any taxing authority commences an audit of an income tax return of the Company and such audit is reasonably likely to result in one or more material adverse adjustments or if any material adverse adjustment to any such return is proposed in writing. The Tax Matters Member shall not settle any audit or judicial proceeding with respect to any Major Tax Item without the written consent of a Prudential Member, acting on behalf of all Prudential Members (which consent shall not be unreasonably withheld or delayed). Any disagreement between the Members with respect to a matter described in the preceding sentence shall be resolved pursuant to the Tax Dispute Resolution Procedure.

          Section 6.4.     Audits; Inspection of Books and Records.

          (a) The Board of Managers shall, in connection with the formulation and presentation of the budget of the Company, determine and cause the Company to adopt an annual internal audit plan, which may be on either a continuous or a periodic basis and may be conducted by employees of any Member, or any Affiliate of any Member, in each case designated by the Board of Managers, or by independent auditors retained by the Company. The internal audit plan shall contain procedures and protocols relating to the conduct of audits consistent with the best practices of the industry. Without limiting the foregoing, the Prudential Members shall be entitled to designate areas for audit pursuant to the internal audit plan; provided that the amount of audit hours attributable to the areas so designated shall not exceed 20% of the total audit hours (but in any event not more than 6,000 hours) in any single year. The Company shall, and the Board of Managers shall cause the Company to, implement such internal audit plan and advise the Members promptly of each incident that comes to its attention regarding the Company's failure to adhere to such internal audit plan in any material respect.

          (b) All books, records and accounts of the Company and its Subsidiaries shall be open to inspection and examination by any of the Members or their representatives at reasonable times and in a reasonable manner so as to not unduly interfere with the management and business of the Company or its Subsidiaries. The Company shall, and shall cause its Subsidiaries to, cause its and their officers to make themselves available to discuss the affairs of the Company and its Subsidiaries upon the reasonable request of any of the Members or their representatives at reasonable times and in a reasonable manner so as to not unduly interfere with the management and business of the Company or its Subsidiaries. Such right of inspection may be exercised through any agent or employee of such Member (including any Manager designated by such Member) or a certified public accounting firm of recognized international standing designated by such Member. Such Member shall bear all expenses incurred in any examination requested by such Member pursuant to this Section 6.4(b). Any information obtained by a Member pursuant to this Section 6.4 shall be held in confidence pursuant to the terms of Section 8.2 of the Formation Agreement.

          Section 6.5.     Financial Information and Related Matters.

          (a) Annual Financials. The Company will prepare and deliver, or cause to be prepared and delivered, to each Member, not less than 15 days before the date on which Wachovia is required to file its Annual Report on Form 10-K with the Securities and Exchange Commission, annual audited financial statements (consisting of consolidated statements of financial condition, operations and cash flows) prepared in accordance with generally accepted accounting principles.

          (b) Monthly and Quarterly Financials. The Company will prepare and deliver, or cause to be prepared and delivered, to each Member unaudited financial statements (consisting of consolidated statements of financial condition, earnings and cash flows) within 12 days of the end of each of the Company's fiscal quarters and within 12 days of the end of each month.

          (c) Additional Information. The Company will also deliver to one Wachovia Member on behalf of all Wachovia Members and one Prudential Member on behalf of all Prudential Members the additional information required to be delivered to the Parties (as defined in the Formation Agreement) by Schedule 8.2(g) to the Formation Agreement to the extent that such additional information is not so delivered to Wachovia and Prudential, respectively.

          Section 6.6. Tax Election. The Members intend that the Company shall be treated as a partnership for United States federal, state, and local and any foreign tax purposes to the extent such treatment is available (and no Member will make an election otherwise), and agree to take such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent therewith. Notwithstanding the foregoing, nothing in this Agreement is intended to create a partnership among the Members, and no Member shall be liable for the debts, liabilities or obligations of the Company or any other Member.

          Section 6.7. Auditors. The auditors of the Company shall be such firm of certified independent public accountants as shall be selected by the Board of Managers. The initial auditors of the Company shall be KPMG LLC.

          Section 6.8. Regulatory Compliance Liaison. Each Member shall be entitled to designate a regulatory compliance liaison to the Company. The Company shall (a) designate a regulatory compliance officer to (i) consult with the regulatory compliance liaisons designated by the Members on a regular periodic basis and (ii) provide such regulatory compliance liaisons with copies of such material regulatory reports or filings as such regulatory compliance liaisons may reasonably request from time to time concerning the Company's compliance with applicable regulatory requirements (including, without limitation, compliance with the Exchange Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, and the rules and regulations of any self-regulatory organization), (b) keep such regulatory compliance liaisons apprised of material compliance issues as promptly as reasonably practicable as such matters arise, and (c) consider the input of such regulatory compliance liaisons in the Company's formulation of regulatory compliance policy and in its response to regulatory non-compliance matters.

                                    ARTICLE 7

                          ALLOCATIONS AND DISTRIBUTIONS

          Section 7.1.     Allocations.

          (a) Percentage Interests of the Members. The Percentage Interest of each Member initially shall be as indicated on Schedule 4.1.

          (b) Allocation of Profit and Loss. Except as otherwise provided in this Section 7.1, or required pursuant to Treasury Regulations Section 1.704-1(b)(1)(i), Profit and Loss of the Company for each fiscal year of the Company shall be allocated among the Members in accordance with their respective Percentage Interests, as such Percentage Interests may be in effect from time to time.

          (c) Special Allocations. Notwithstanding anything contained herein to the contrary:

                (i)        If a Member would at any time receive, but for this
     Section 7.1(c)(i), an allocation of deduction, loss, or expenditure that would cause or increase a deficit balance in such Member's Capital Account in excess of any amount of such deficit balance that the Member is obligated to restore or deemed obligated to restore (as determined in accordance with Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5)), then the portion of such allocation that would cause or increase such deficit Capital Account balance will be specially allocated to the other Members, if any, with positive Capital Account balances in proportion to such balances. The loss limitation under this Section 7.1(c)(i) is intended to comply with Treasury Regulations
     Section 1.704-1(b)(2)(ii)(d), including the reductions described in subparagraphs (4), (5) and (6) therein.

                (ii) If in any Tax Year, a Member receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain will be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance in such Member's Capital Account in excess of any amount of such deficit balance that the Member is obligated to restore or deemed obligated to restore (as determined in accordance with Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5)) as quickly as possible; provided that an allocation pursuant to this Section 7.1(c)(ii) will be made only if and to the extent that such Member would have a Capital Account deficit after all other allocations provided for in this Article 7 have been tentatively made as if this
     Section 7.1(c)(ii) were not in the Agreement. This Section 7.1(c)(ii) is intended to qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

                (iii) If there is a net decrease in minimum gain attributed to the Company or Member nonrecourse debt minimum gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Company taxable year, the Members will be allocated items of income and gain attributed to the Company for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated will be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 7.1(c)(iii) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and will be interpreted consistently therewith, including that no chargeback will be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

                (iv) If any Member (A) is required to make an indemnity payment to the Company pursuant to Section 7.2 of the Formation Agreement or (B) pays any amount which gives rise to a tax deduction of the Company, such payment shall be treated as a Capital Contribution by the Member and the loss giving rise to the indemnity payment or the tax deduction attributable to the payment shall be allocated to such Member.

                (v) The allocation provisions set forth in this Article 7 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and will be interpreted and applied in a manner consistent with such Treasury Regulations; provided, however, that such provisions will not affect the economic rights of any Member, including rights to distributions with respect to the Company.

                (vi) Any special allocations of items of income, gain, loss or deductions pursuant to Sections 7.1(c)(i), (ii) and (iii) will be taken into account in computing subsequent allocations pursuant to Section 7.1(b) and this Section 7.1(c), so that the net amount of any items so allocated will, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of
     Section 7.1(b) if such special allocations had not occurred.

                (vii) If any Member contributes to the Company an asset or liability included on the applicable Final Closing Balance Sheet that represents an item of income or deduction, respectively, that has not yet been recognized for federal income tax purposes, such item of income or deduction, as the case may be, shall be allocated to the contributing Member when recognized by the Company.

                (viii) In the event that any fees, interest, or other amounts paid to any Member or any Affiliate thereof pursuant to this Agreement or any other agreement attributed to the Company with any Member or Affiliate thereof providing for the payment of such amount, and deducted by the Company in reliance on Section 707(a) and/or 707(c) of the Code, are disallowed as deductions to the Company on its federal income tax return and are treated as Company distributions, then:

                           (A) the Profit or Loss, as the case may be, for the Tax Year in which such fees, interest, or other amounts were paid will be increased or decreased, as the case may be, by the amount of such fees, interest, or other amounts that are treated as Company distributions; and

                           (B) there will be allocated to the Member to which (or to whose Affiliate) such fees, interest, or other amounts were paid, prior to the allocations pursuant to Section 7.1(b), an amount of gross income for the Tax Year equal to the amount of such fees, interest, or other amounts that are treated as Company distributions.

                (ix) Any income, gain, loss, deduction or credit resulting from the conversion, following the Closing Date, of a Prudential Contributed Subsidiary (as defined in the Formation Agreement) listed on
     Schedule 4.2(b) of the Formation Agreement to an entity that is disregarded or treated as a partnership for United States federal income tax purposes shall be allocated to the Prudential Member.

          (d) Tax Allocations.

                (i) For income tax purposes only, each item of income, gain, loss, and deduction with respect to any asset of the Company, the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes, will be allocated in accordance with the principles of
     Section 704(c) of the Code so as to take into account the variation between the adjusted tax basis of such asset and its Carrying Value. For purposes of applying the principles of Section 704(c) of the Code, the Company will use the traditional method described in Treasury Regulations Section 1.704-3(b).

                (ii) Subject to the provisions of Section 7.1(d)(i), items of income, gain, loss, deduction and credit to be allocated for income tax purposes will be allocated for each Tax Year among the Members in the same manner and on the same basis as Profit and Loss are allocated, taking into account special allocations made pursuant to Section 7.1(c).

                (iii) Any bad debt deduction with respect to an FA Note contributed by a Member and any deduction arising from the forgiveness of such an FA Note or the payment of compensation associated with such an FA Note shall be allocated to the contributing Member to the extent of the greater of (A) the excess of (1) the face amount of such FA Note at Closing over (2) the amount recorded in respect of such FA Note as an asset on the contributing Member's Final Closing Balance Sheet and (B) any amount recorded as a liability on the contributing Member's Final Closing Balance Sheet that is associated with such FA Note. Any such deduction not allocated to the contributing Member pursuant to the preceding sentence shall be allocated in accordance with the other provisions of this Article 7.

          Section 7.2.     Distributions.

          (a) Mandatory Distributions.

                (i) Within 60 days after the end of each fiscal quarter of the Company, the Board of Managers shall distribute to the Members 70% of all Distributable Cash received by the Company and its Subsidiaries during such fiscal quarter. "Distributable Cash" means, with respect to any fiscal quarter, the Company's consolidated net earnings for such quarter, determined in accordance with generally accepted accounting principles, before deduction for any expense related to the amortization of intangible assets.

                (ii)       In addition to any distributions made pursuant to
     Section 7.2(a)(i):

                           (A) the Board of Managers may distribute any additional amounts to the Members, whether out of Distributable Cash or any other source, to the extent permitted by applicable Law, as the Board of Managers may in its sole discretion determine, and

                           (B) once the amount of Distributable Cash received by the Company (and not theretofore distributed by the Company pursuant to Section 7.2(a)(i) and the preceding clause (A) of this Section 7.2(a)(ii)) from and after the Closing Date and through the end of the preceding fiscal quarter exceeds $263 million, the Board of Managers shall distribute to any Member who so elects, by written notice given to the Company within 75 days after the end of the preceding fiscal quarter, an amount equal to such Member's Percentage Interest of the difference between (x) the total amount of Distributable Cash for such preceding fiscal quarter, and (y) the total amount of all distributions declared by the Board of Managers in respect of such fiscal quarter pursuant to Section 7.2(a)(i) and the preceding clause
          (A) of this Section 7.2(a)(ii). If not all Members make such an election, each non-electing Member shall be deemed to have received the distribution that it otherwise would have received (if it had made such an election) and then immediately contributed such amount to the Company as an Additional Capital Contribution, and in exchange therefor the Company shall issue to each such non-electing Member, as of the date of such deemed distribution, a number of Membership Interests equal to:

                (A / B) * C

          where:

                A = the amount of cash comprising such deemed distribution pursuant to this Section 7.2(a)(ii)(B)

                B = the Appraised Value of the Company, as determined by the Board of Managers in accordance with Section 3.2(g)

                C = the total number of Membership Interests outstanding immediately prior to such distribution (assuming that all deemed contributions pursuant to this clause (B) are made by all Members simultaneously with respect to such distribution).

          (b) Other Distributions. Except as specified in this Article 7 and Articles 3 and 9, (i) the Company shall have no obligation to distribute any cash or other property of the Company to the Members, and (ii) the Board of Managers shall have sole discretion in determining whether to distribute any cash or other property of the Company, when available, and in determining the timing, kind and amount of any and all distributions. If and to the extent that the Company shall be required to withhold or pay any withholding or other taxes with respect to any Member, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution. Except as specified in this Article 7 and Articles 3 and 9, no Member is entitled to receive any distribution unless and until declared by the Board of Managers.

          (c) Distributions in Kind. No Member has any right to demand or receive property other than cash. However, the Board of Managers may in its sole discretion elect to make distributions, entirely or in part, in property of the Company other than cash. Assets of the Company distributed in kind shall be valued based on the fair market value thereof (as determined in good faith by the Board of Managers).

          (d) Limitations on Distributions. Notwithstanding anything in this Agreement to the contrary:

                (i) no distribution shall be made in violation of the Act; and

                (ii) all amounts distributed to Members will be distributed to them pro rata in accordance with their Percentage Interests (except as otherwise provided in Section 7.2(a)(ii)(B)).

          (e) Exculpation. The Members hereby consent and agree that, except as expressly provided herein or required by applicable law and except for distributions not made in compliance with this Agreement, no Member shall have an obligation to return cash or other property paid or distributed to such Member under Section 18-502(b) of the Act or otherwise.

                                    ARTICLE 8

                                    TRANSFERS

          Section 8.1.     Restrictions on Transfers; Additional Members.

          (a) Each Member agrees not to Transfer all or any part of its Membership Interests, including but not limited to any economic interest in the Company or its Profits or Losses (or take or omit to take any action, filing, election or other action which could result in a deemed Transfer), except as may be required or permitted by the Formation Agreement. Subject to Sections 3.3(c) and 4.12 and upon approval of the Board of Managers, the Company is authorized to admit any Person as an additional Member of the Company (each, an "Additional

Member" and collectively, the "Additional Members"); provided, however, that (x) a Permitted Transferee of a Wachovia Member or a Prudential Member and any other transferee of Membership Interests shall be admitted as an Additional Member without the requirement of any approval by the Members or the Board of Managers to the extent such Transfer was permitted by and effected in accordance with the provisions of Article 9 of the Formation Agreement and (y) a Designated Combining Member or Designated Non-Combining Member shall be admitted as an Additional Member upon the receipt of Membership Interests without the requirement of any approval by the Members or the Board of Managers to the extent such receipt thereof was permitted by and effected in accordance with the provisions of Section 3.4. Each such Person shall be admitted as an Additional Member at the time (i) such Person executes and delivers this Agreement or a counterpart of this Agreement and agrees in writing to be bound by the terms and conditions of Article 8 (other than Section 8.4) and Articles 9 through 12 of the Formation Agreement, (ii) if requested by any Member, a guarantee substantially similar to Exhibit I of the Formation Agreement is executed and delivered by the ultimate parent of such Additional Member, and (iii) any other applicable requirements of the Formation Agreement is satisfied, at which time such Person shall be named as a Member on Schedule 4.1.

          (b) Additional Members shall not be entitled to any retroactive allocation of the Company's income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of Section 706(d) of the Code, Additional Members shall be entitled to their respective share of the Company's income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the admission of any Additional Members to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date. To the extent consistent with Section 706(d) of the Code and Treasury Regulations promulgated thereunder and as the Board of Managers determines, the Company's books may be closed at the time Additional Members are admitted (as though the Company's Tax Year had ended) or the Company may credit to the Additional Members pro rata allocations of the Company's income, gains, losses, deductions, credits and items for that portion of the Company's Tax Year after the effective date of the admission of the Additional Members.

          (c) Unless and until admitted as an Additional Member, a transferee of any Membership Interest shall have no powers, rights or privileges of a Member of the Company. Except as otherwise contemplated by the Formation Agreement and
Section 8.1(a) hereof, no transferee of a Membership Interest shall have the right to become an Additional Member unless the Board of Managers, in its sole and absolute discretion, expressly consents thereto in writing, and the transferee agrees to become a Member of the Company and be bound by all of the terms and conditions of this Agreement. Any attempted Transfer not in accordance with the provisions of the Formation Agreement and this Section 8.1 shall be null and void ab initio.

          (d) Any Member that Transfers all of its, and owns no, Membership Interests shall immediately cease to be a Member.

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

                                    ARTICLE 9

                    DISSOLUTION, LIQUIDATION AND TERMINATION

          Section 9.1. No Dissolution. The Company shall not be dissolved by the withdrawal of any Member, or the admission of Additional Members or substitute Members in accordance with the terms of this Agreement or the Formation Agreement.

          Section 9.2. Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following events:

          (a) the determination of the Members, by means of an affirmative vote of the Members holding the Requisite Membership Interests, to dissolve and terminate the Company;

          (b) sale of all or substantially all of the Company's assets;

          (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

          (d) at any time when there are no Members.

          Section 9.3. Bankruptcy of a Member. The bankruptcy or dissolution of a Member shall not in and of itself cause such Member to cease to be a Member of the Company, and upon the occurrence of such event, the Company shall continue without dissolution under the management and control of the remaining Members, unless there are no remaining Members of the Company.

          Section 9.4.     Winding Up.

          (a) In the event of the dissolution of the Company pursuant to Section 9.2, the Company's affairs shall be wound up by a liquidating agent of the Company selected by the Board of Managers (in such capacity, the "Liquidating Agent"), which Liquidating Agent shall be an individual who is knowledgeable about the Business (if possible) and has substantial experience in the purchase and sale of businesses.

          (b) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 18-203 of the Act, the Liquidating Agent may, in the name of, and for and on behalf of, the Company, prosecute and defend lawsuits, whether civil, criminal or administrative, settle and close the Company's business, dispose of and convey the Company's property or sell the Company (and its Subsidiaries) as a going concern, discharge or make reasonable provision for the Company's liabilities, and distribute to the Members in accordance with Section 9.5 any remaining assets of the Company, all without affecting the liability of Members and without imposing any liability on any Liquidating Agent.

          (c) Except as otherwise provided in this Agreement, the Members shall continue to share distributions and tax allocations during the period of liquidation in the same manner as before the dissolution. Subject to the provisions of Section 9.5, the Liquidating Agent shall have reasonable discretion to determine the time, manner and terms of any sale or sales of the Company's property pursuant to such liquidation.

          (d) A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidating Agent to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Company with the Secretary of State of the State of Delaware.

          (e) Upon the completion of the winding up of the Company, any Manager or the Liquidating Agent or other duly designated representative shall file a certificate of cancellation of the Company with the Secretary of State of the State of Delaware as provided in Section 18-203 of the Act.

          Section 9.5.     Distribution of Assets.

          (a) As soon as practicable upon dissolution of the Company, the assets of the Company (or liquidation proceeds) shall be distributed to the Members in the following manner and order of priority (and ratably within each level of priority):

                (i) First, to creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision has been made and distributions to Members under Article 7 of this Agreement, and

                (ii) Second, to the Members pro rata in accordance with their Percentage Interests.

          (b) The Liquidating Agent shall have the power to establish any reserves that, in accordance with sound business judgment, it deems reasonably necessary to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, which reserves may be paid over to an escrow agent selected by the Liquidating Agent to be held by such agent for the purpose of (i) paying out such reserves in payment of the aforementioned contingencies and (ii) upon the expiration of such period as the Liquidating Agent may deem advisable, making a distribution of the balance thereof to the Members in the manner provided in this Section 9.5.

          Section 9.6. Distributions in Cash or in Kind. Upon the dissolution of the Company, the Liquidating Agent shall use all commercially reasonable efforts to liquidate all of the Company assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 9.5; provided that if in the good faith judgment of the Liquidating Agent, a Company asset should not be liquidated, the Liquidating Agent shall distribute such asset, on the basis of its value (determined in good faith by the Liquidating Agent), in accordance with Section 9.5, subject to the priorities set forth in Section 9.5; provided, further, that the Liquidating Agent shall in good faith attempt to liquidate sufficient assets of the Company to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 9.5(a).

          Section 9.7. Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company, any Manager or alternate Manager, or any other Member. No Member shall have any obligation to make any Capital Contribution with respect to such insufficiency, and such insufficiency shall not be considered a debt owed to the Company or to any other Person.

                                   ARTICLE 10

                                  MISCELLANEOUS

          Section 10.1. Compliance with Formation Agreement. The Company shall comply with the provisions of the Formation Agreement applicable to the Company as if a party thereto.

          Section 10.2. Performance of Obligations; Futher Assurances. Each Member shall fully and faithfully carry out all its respective agreements and covenants expressly set forth in this Agreement. Each Member shall, upon the request from time to time of the Company and without further consideration, do, execute and perform all such other acts, deeds and documents as may be reasonably requested by the Company to carry out fully the purposes and intent of this Agreement.

          Section 10.3. Amendment or Modification. Neither this Agreement nor the Certificate may be amended or modified by the Members, except by an instrument in writing signed by the Members holding the Requisite Membership Interests; provided that this Agreement and the Certificate may be amended at any time to change the name of the Company by action of the Board of Managers to the extent such change of name is permitted pursuant to Section 2.2.

          Section 10.4. Waiver. Except as otherwise specifically provided herein, any provision of this Agreement may only be waived at any time by an instrument signed in writing by Members holding the Requisite Membership Interests. Except as specifically provided herein, the failure or delay of any Member to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Member thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Except as specifically provided herein, all remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          Section 10.5. Entire Agreement. This Agreement and the other documents and agreements contemplated hereby contain the entire agreement between the Members with respect to the subject matter hereof and supersede and cancel all prior agreements, understandings, representations and warranties, both oral and written, between the Members with respect thereto.

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

There are no agreements, undertakings, representations or warranties of any of the Members with respect to the transactions contemplated hereby and thereby other than those set forth herein or therein or made hereunder or thereunder.

          Section 10.6. Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer, nor shall anything herein confer, on any Person other than the Members and their respective successors or permitted assigns, any rights, remedies, obligations or liabilities, except that any Person who is entitled to exculpation or indemnification pursuant to Section 5.8 and is not party to this Agreement shall be a third-party beneficiary of this Agreement to the extent required for purposes of such Section 5.8; provided that all claims for indemnification shall be made only in the name and on behalf of such Person by a Member.

          Section 10.7. Non-Assignability; Binding Effect. This Agreement is assignable, in part or in whole, only concurrently with a valid assignment of Membership Interests. A purported assignment of this Agreement or any of the rights, interests or obligations hereunder not in compliance with the provisions of this Agreement shall be null and void ab initio. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Members and their respective successors and permitted assigns.

          Section 10.8. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared or held illegal or invalid, in whole or in part, for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforceability of the remainder of the Agreement, and such provision shall be deemed amended or modified to the extent, but only to the extent, necessary to cure such illegality or invalidity. Upon such determination of illegality or invalidity, the Members shall negotiate in good faith to amend this Agreement to effect the original intent of the Members. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other competent jurisdiction.

          Section 10.9. Injunctive Relief. The Members acknowledge and agree that a violation of any of the terms of this Agreement will cause the other Members and the Company irreparable injury for which an adequate remedy at law is not available, and if any Member institutes any action or proceeding to enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that an adequate remedy at law exists. Accordingly, it is agreed that each of the Members and the Company will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of such provisions of this Agreement and to enforce specifically such provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or equity, except as otherwise specifically provided in this Agreement.

          Section 10.10. Governing Law. This Agreement shall be governed by and construed in accordance with the provisions of the Act, and other applicable laws of the State of Delaware.

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          Section 10.11.   Submission to Jurisdiction. Each Member irrevocably
submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Member agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Supreme Court of the State of New York, New York County. Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the Supreme Court of the State of New York, New York County, or (B) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Member further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such Member at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 10.11 shall affect the right of any Member to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 10.11 shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 10.11. The Members agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          Section 10.12. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, including but not limited to any breach hereof, shall be submitted to non-binding mediation pursuant to the resolution procedures set forth in Section 12.12 of the Formation Agreement.

          Section 10.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

          Section 10.14. Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective Persons giving them (in the case of any corporation, the signature shall be by an appropriate officer thereof) and delivered by hand, or sent by registered mail, return receipt requested, or nationally recognized courier, or by facsimile to the following addresses:

          If to the Initial Wachovia Member:

                Wachovia Corporation
                301 South College Street

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                Charlotte, North Carolina 28288
                Attention: Donald A. McMullen, Jr.
                           Facsimile: (704) 383-2954
                           Telephone: (704) 383-9096

          With a copy to:

                Wachovia Corporation
                301 South College Street
                Charlotte, North Carolina 28288
                Attention: Mark C. Treanor, Esq.
                           General Counsel
                           Facsimile: (704) 374-3425
                           Telephone: (704) 374-6375

          And a copy (which copy shall not constitute notice) to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, New York 10017
                Attention: Lee Meyerson, Esq.
                           Maripat Alpuche, Esq.
                           Facsimile: (212) 455-2502
                           Telephone: (212) 455-2000

          If to the Initial Prudential Member:

                The Prudential Insurance Company of America
                751 Broad Street, 4th Floor
                Newark, New Jersey 07102
                Attention: Anthony F. Torre
                           Facsimile: (973) 367-8105
                           Telephone: (973) 802-6000

          And a copy (which copy shall not constitute notice) to:

                Debevoise & Plimpton
                919 Third Avenue
                New York, New York 10022
                Attention: Stephen J. Friedman, Esq.
                           John M. Vasily, Esq.
                           Facsimile: (212) 909-6836
                           Telephone: (212) 909-6000

          If to any other Member:

                (To such addresses reflected in the books and records of the Company)

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By written notice to the Company, any Member may change the address to which notices shall be directed.

          Section 10.15. Counterparts. This Agreement may be executed in any number of counterparts, and delivered by facsimile or otherwise, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

          Section 10.16. Interpretation. Captions, headings and titles contained in this Agreement and the Schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Schedules. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "herein," "hereof," "hereunder" and words of similar import shall be deemed to refer to this Agreement as a whole, including the Schedules hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         [INITIAL WACHOVIA MEMBER]


                                         By:__________________________________
                                            Name:
                                            Title:


                                         [INITIAL PRUDENTIAL MEMBER]


                                         By:__________________________________
                                            Name:
                                            Title:

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